UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

AvalonBay Communities, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AVALON
825

AvalonBay
COMMUNITIES

2024 PROXY STATEMENT

AvalonBay
COMMUNITIES

CREATING A BETTER WAY TO LIVE

CORE VALUES

A Commitment to Integrity
A Spirit of Caring
A Focus on Continuous Improvement

CULTURAL NORMS

We Collaborate
We Excel
We Innovate
We Act Like Owners
We Are Thoughtful and Thorough
We Show Appreciation
We Champion Inclusion & Diversity

Dear Fellow Stockholders:

We invite you to join us and our Board of Directors at our 2024 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Eastern Time on May 16, 2024. The meeting will be held in a virtual format via audio webcast only. Stockholders will not be able to attend the Annual Meeting physically but will be able to vote and submit questions online before and during the meeting.

At this year’s meeting we will vote on the election of 11 directors and the ratification of Ernst & Young LLP as the Company’s independent auditor. We will also conduct a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Your vote at the upcoming Annual Meeting is important. Whether or not you plan to attend the meeting, we want your shares to be represented. Please authorize a proxy to vote your shares as soon as possible. You can do so on a dedicated website, by telephone, or by completing, signing and returning the proxy card or voting instruction form enclosed with the Proxy Statement (if you received a printed copy of the proxy materials). For more detailed instructions on how to vote and attend the virtual meeting audio webcast, as well as how to submit questions before and during the meeting, see the questions and answers beginning on page 73 of the Proxy Statement.

Our Board of Directors values your participation as a stockholder and appreciates your continued support of AvalonBay.

March 28, 2024

Sincerely,

Timothy J. Naughton Chairman of the Board	Benjamin W. Schall Chief Executive Officer and President

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NOTICE

May 16, 2024

10:00 a.m., Eastern Time
www.virtualshareholdermeeting.com/AVB2024

of Annual Meeting
of Stockholders

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), will be held on Thursday, May 16, 2024, at 10:00 a.m., Eastern Time, in a virtual format via audio webcast only, for the following purposes:

1.	To elect 11 directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualify.

2.	To adopt a resolution to approve, on a non-binding, advisory basis, the compensation of certain executives of AvalonBay.

3.	To ratify the selection of Ernst & Young LLP to serve as AvalonBay’s independent auditors for 2024.

4.	To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 18, 2024 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of AvalonBay’s common stock on that date will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

Arlington, Virginia	By Order of the Board of Directors
March 28, 2024	Edward M. Schulman
Corporate Secretary

The meeting will be held in a virtual format via audio webcast only. You will not be able to attend the Annual Meeting physically, but you can attend online and vote and submit questions online before and during the meeting.

The Annual Meeting can be accessed via AvalonBay’s Annual Meeting website at www.virtualshareholdermeeting.com/AVB2024 beginning 15 minutes prior to the scheduled start time of 10:00 a.m., Eastern Time. You will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Technical support will be available by telephone beginning when the registration window opens and throughout the Annual Meeting.

To ensure access, all validated stockholders may submit questions in advance, beginning on March 28, 2024, by visiting www.proxyvote.com. Questions will be accepted on the Annual Meeting website, www.virtualshareholdermeeting.com/AVB2024, during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2024:

The Notice of Annual Meeting, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxyvote.com. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to stockholders on or about March 28, 2024.

Holders of record of AvalonBay common stock may vote during the meeting. However, we suggest that you authorize a proxy to vote your shares in advance of the meeting, using one of the following three methods, in case you are unable to attend:
BY INTERNET	BY TELEPHONE	BY MAIL
Go to www.proxyvote.com and follow the instructions	Call 800-690-6903	Sign the enclosed proxy card and mail it promptly in the enclosed postage-prepaid envelope
For more information on how to vote, see “Some Questions You May Have Regarding This Proxy Statement.”

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Proxy Summary

This summary highlights certain information about AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay” or the “Company”), and its 2024 Annual Meeting of Stockholders and summarizes information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement before voting. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to stockholders on or about March 28, 2024. For more complete information regarding AvalonBay’s 2023 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2023, and the 2023 Annual Report to Stockholders, both of which are available online at www.proxyvote.com and on our website at investors.avalonbay.com. Materials located on or through our website and referenced in this Proxy Statement are not deemed to be part of this Proxy Statement and are not incorporated herein by reference.

2024 Annual Meeting of Stockholders Information

Date and Time:	Virtual Meeting Site:	Record Date:
Thursday, May 16, 2024, at 10:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/AVB2024	March 18, 2024

Meeting Agenda and Voting Matters

Proposal	Board’s voting recommendation	Where to find more information
1. Election of Directors	FOR each nominee	pp 8
2. Non-Binding, Advisory Vote to Approve Executive Compensation	FOR	pp 27
3. Ratification of Selection of Independent Auditor	FOR	pp 70

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Election of Directors

Our Board represents a broad range of ages, tenures, and experience, as shown below.

Name	Age	Director Since	Independent	Committees*
Glyn F. Aeppel	65	2013		IFC, NGCR
Terry S. Brown**	62	2015		CC, NGCR
Ronald L. Havner, Jr.	66	2014		AC (Chair), IFC
Stephen P. Hills	65	2017		CC, IFC
Christopher B. Howard	55	2021		NGCR, IFC
Richard J. Lieb	64	2016		AC, CC (Chair)
Nnenna Lynch	52	2021		AC, IFC (Chair)
Charles E. Mueller, Jr.	60	2022		AC, IFC
Timothy J. Naughton***	62	2005		IFC
Benjamin W. Schall	49	2021		IFC
Susan Swanezy	65	2016		NGCR (Chair), IFC
*	IFC = Investment and Finance Committee, AC = Audit Committee, CC = Compensation Committee, NGCR = Nominating, Governance and Corporate Responsibility Committee.
**	Mr. Brown is the Lead Independent Director
***	Mr. Naughton is the Chairman of the Board

Skills, attribute or experience:

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Corporate Governance, Cybersecurity and ESG Best Practices

Commitment to Board refreshment, including guidelines on director and committee chairman tenure	No stockholder rights plan (“poison pill”) and policy regarding adoption of future plans

Annual Board, committee and director evaluations	Double-trigger restricted stock vesting in the event of a change in control

Annual election of all directors with a majority voting standard in uncontested elections	Policy on political contributions and government relations publicly available on website

Lead Independent Director	Reimbursement policy for director education programs and subscription for each director to relevant newsletters

Independent Audit, Compensation and Nominating, Governance and Corporate Responsibility (“NGCR”) Committees	Published a comprehensive environmental, social and governance (“ESG”) report every year for more than a decade

Regular executive sessions of independent directors, including at each regularly scheduled Board meeting	Annual advisory vote to ratify independent auditor

Director and senior officer stock ownership guidelines	Annual advisory vote on executive compensation

Robust anti-hedging, anti-speculation and no pledging policies	Published diversity vision

Policy regarding stockholder approval of certain future severance agreements	Published EEO-1 data

Bylaws contain provisions for stockholder rights relating to proxy access and Bylaw amendments	Published sustainability targets and other ESG goals with regular reporting to Board and NGCR Committee

Policy on recovery of incentive compensation (clawback policy)	Board Audit Committee oversight of cybersecurity risks and preparedness, and oversight of the Company’s response to cybersecurity incidents, if any

When compiling a pool of candidates for a new director search, the NGCR Committee endeavors to include, and requests that any search firm it engages endeavor to include, candidates with a diversity of race, ethnicity and gender	The Audit Committee meets with senior IT associates regarding cybersecurity regularly, including during 2023

Mandatory, regular cybersecurity training for all associates; maintain cyber security insurance	Annual evaluation of cybersecurity program by independent external consultants, which results are reported to the Audit Committee

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Executive Compensation Highlights

AvalonBay’s compensation program for executives and other employees is designed to:

1.	Attract, retain, motivate and engage our employees	2.	Align the interests of management with the interests of stockholders	3.	Align pay with performance with clearly defined goals and measures of achievement	4.	Focus on total compensation, consisting of base salary and incentive compensation

Consistent with our total compensation philosophy, a substantial majority of the target pay for our named executive officers (“NEOs”) is variable and contingent on performance.

Target Total Compensation Mix

CEO 2023 Target Pay Mix	Other NEOs 2023 Average Target Pay Mix

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Proposal 1. Election of Directors

The Board of Directors (which we refer to as the “Board”) currently consists of 12 members. All of the current directors are nominated for re-election at the Annual Meeting, except for W. Edward Walter, who has served as a director since 2008 and will be retiring from the Board at the time of the Annual Meeting. The Board has reduced the size of the Board to 11 to eliminate the vacancy resulting from Mr. Walter’s retirement, effective at the time of the Annual Meeting. If elected, these 11 nominees will serve until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualify. The Board anticipates that each of the nominees, if elected, will serve as a director. However, if any nominee is unable to serve or chooses not to serve, proxies will be voted for the election of such other person as the Board may recommend. You may not vote for more than 11 directors at the Annual Meeting.

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the nominees unless contrary instructions are set forth on a properly executed proxy card. Under our Bylaws, a majority of the total votes cast as to each nominee is required to elect such nominee. Under Maryland law, abstentions and broker non-votes are not treated as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

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Information

The Nominating, Governance and Corporate Responsibility Committee  (“NGCR”) and the full Board are focused on ensuring that the composition of the Board continues to provide the diversity of background, experience, functional skills, expertise, and thought necessary to appropriately address the needs of AvalonBay and our stockholders.

The following table summarizes certain qualifications, skills and experiences of each director that the Board considered important in its decision to re-nominate that individual to the Board. Exclusion of a factor for a nominee does not necessarily mean the nominee does not possess that attribute. It means only that when the NGCR considered skills and experiences in the overall context of the members of the Board, certain attributes were not considered critical with respect to certain individuals.

Skills, attribute or experience	Naughton	Schall	Aeppel	Brown	Havner	Hills	Howard	Lieb	Lynch	Mueller	Swanezy
Accounting/Financial Literacy	■	■	■	■	■	■	■	■	■	■	■
Real Estate Development	■	■	■	■	■				■	■
Board Diversity*			■				■		■		■
C-Level Management Experience	■	■		■	■	■	■	■		■
Financial/Capital Markets Experience	■	■	■	■	■			■		■	■
Marketing/Brand Management/Consumer Focus			■	■		■	■
Non-AVB Public Board Experience	■	■	■		■			■	■
Public Company CEO Experience	■	■			■
Real Estate Investment & Finance	■	■	■	■	■			■	■	■	■
Leadership in Non-Corporate Settings (e.g. Military, Academia, Public Sector)							■		■
Technology, Information Security and Innovation						■	■

*	Representation of gender or ethnic perspectives that expand the Board’s understanding of the needs and viewpoints of our prospective and current residents, associates, and other stakeholders. The following directors have self-identified as female: Glyn Aeppel, Nnenna Lynch and Susan Swanezy. The following directors have self-identified as Black or African American: Christopher B. Howard and Nnenna Lynch.

The biographies below describe each director’s qualifications and relevant experience in more detail.

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Director Nominees

Glyn F. Aeppel	AvalonBay committees:	Other public company boards:
Age: 65 Director since: 2013 Independent	Investment and Finance Nominating, Governance and Corporate Responsibility Director Skills and Experiences	Simon Property Group, Inc. (since 2016) Maui Land and Pineapple Company (since 2022)

Professional background

Ms. Aeppel has more than 35 years of experience in property acquisitions, development and financing. She established a hotel investment and advisory company, Glencove Capital, in 2010, and serves as its President and Chief Executive Officer. From 2008 to 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of luxury hotels. From 2006 to 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and as a member of its Executive Committee. From 2004 to 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Earlier in her career, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels and Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation.

Other affiliations

Ms. Aeppel serves on the boards of three private companies: Exclusive Resorts, Gilbane, Inc. and Concord Hospitality Enterprises.

Education

B.A., Honors, Principia College

Master of Business Administration, Harvard Business School

Terry S. Brown	AvalonBay committees:	Other public company boards:
Age: 62 Director since: 2015 Lead Independent Director since: 2023	Compensation Nominating, Governance and Corporate Responsibility Director Skills and Experiences	None currently

Professional background

Mr. Brown is a Co-Founder and Managing Partner of Asana Partners, a private real estate investment company, which he helped found in 2015. Prior to that he was Chairman and Chief Executive Officer of EDENS, one of the country’s leading private owners, operators and developers of retail real estate. Mr. Brown joined EDENS as its Chief Executive Officer in 2002 after serving as Chief Executive Officer of Andersen Corporate Finance LLC (a NASD broker-dealer subsidiary of Arthur Andersen LLP), where he was responsible for strategy and investment banking activities on a global basis across the real estate, manufacturing, technology, services and energy industries.

Education

Bachelor of Business Administration, University of Georgia, summa cum laude

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Ronald L. Havner, Jr.	AvalonBay committees:	Other public company boards:
Age: 66 Director since: 2014 Independent	Audit (Chair) Investment and Finance Director Skills and Experiences	Public Storage (since 2002)

Professional background

Mr. Havner serves as the non-executive Chairman of the Board of Public Storage, a publicly traded self-storage facility real estate investment trust (“REIT”). Mr. Havner was the Chief Executive Officer of Public Storage for 16 years, until he retired from that role in 2018, and he has served as Chairman of the Board of Public Storage since 2011. From 2018 until 2023, Mr. Havner served as the non-executive Chairman of Shurgard Self-Storage, SA., where he is currently chairman emeritus and a consultant.

Other affiliations

Mr. Havner is a previous Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”).

Education

B.A. in Economics, University of California, Los Angeles

Stephen P. Hills	AvalonBay committees:	Other public company boards:
Age: 65 Director since: 2017 Independent	Compensation Investment and Finance Director Skills and Experience	None currently

Professional background

Mr. Hills joined the Georgetown University Law Center in 2016 as the Founding Director of the law school’s Business Law Scholars Program. Prior to joining Georgetown Law, Mr. Hills worked for 28 years with The Washington Post, where he had served since 2002 as President and General Manager.

Education

B.A., Yale University

Master of Business Administration, Harvard Business School

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Christopher B. Howard	AvalonBay committees:	Other public company boards:
Age: 55 Director since: 2021 Independent	Nominating, Governance and Corporate Responsibility Investment and Finance Director Skills and Experience	None currently

Professional background

Dr. Howard has served as the Executive Vice President and Chief Operating Officer of Arizona State University since February 2022. Prior to that he served as the President of Robert Morris University (PA) from 2016 until January 2022. Before he was appointed to that position, Dr. Howard had been, since 2010, the President of Hampden-Sydney College and, before that, he served as Vice President for Leadership and Strategic Initiatives at the University of Oklahoma. Dr. Howard’s experience includes service in the military (he earned a Bronze Star for his service in Afghanistan in 2003) and in the private sector (he worked in a variety of capacities at both General Electric and Bristol-Myers Squibb).

Other affiliations

Dr. Howard serves and has served as a board member or trustee of a number of non-profits, including organizations focused on education and career advancement for military personnel and underprivileged youth.

Education

Distinguished Graduate of the U.S. Air Force Academy

D.Phil in Politics, University of Oxford, Rhodes Scholar

Master of Business Administration, Harvard Business School, with Distinction

Richard J. Lieb	AvalonBay committees:	Other public company boards:
Age: 64 Director since: 2016 Independent	Audit Compensation (Chair) Director Skills and Experience	Orion Office REIT (since 2021) Star Holdings (since 2019)

Professional background

Mr. Lieb retired from Greenhill & Co., LLC, a publicly traded investment bank, in July 2023. Prior to his retirement, he served at Greenhill as a Senior Advisor since January 2019 and before that Mr. Lieb served in several senior positions, including as Head of the Real Estate, Gaming and Lodging Group from 2012 to January 2019 and Chief Financial Officer from 2008 to 2012. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman, Sachs & Co., where he headed the Real Estate Investment Banking Department from 2000 to 2005. Mr. Lieb previously served as a director of CBL and Associates Properties from February 2016 until November 2021, and as a director of Vereit, Inc. from February 2017 until November 2021.

Education

B.A., Wesleyan University

Master of Business Administration, Harvard Business School

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Nnenna Lynch	AvalonBay committees:	Other public company boards:
Age: 52 Director since: 2021 Independent	Audit Investment and Finance (Chair) Director Skills and Experience	Blackstone Mortgage Trust, Inc. (since 2021)

Professional background

Ms. Lynch founded Xylem Projects, a real estate development venture focused on creating mixed-use projects that serve residents and neighborhoods, in 2018, and serves as Xylem’s Chief Executive Officer. Prior to founding Xylem Projects, Ms. Lynch was Head of Development at The Georgetown Company, a real estate investment and development company that she joined in 2014. Earlier in her career, Ms. Lynch served for six years as a Senior Policy Advisor in the Bloomberg mayoral administration in New York City where, among other duties, she led initiatives that resulted in the redevelopment and construction of new housing and commercial spaces. In both the private sector and as a public employee, Ms. Lynch helped to plan and create affordable housing in New York City.

Other affiliations

Ms. Lynch is Chair of the Board of Directors of New York Road Runners, a non-profit organization that coordinates the New York City Marathon and other races.  She serves as a board member or trustee of a number of other non-profits, including the Van Alen Institute, which focuses on helping create equitable cities through inclusive design. She also serves on the Board of Trustees of Villanova University, where she serves on the Investment Committee, and the board of directors of Stake Network, a private company.

Education

B.A., Villanova University

Master’s degree in Social Anthropology, University of Oxford, Rhodes Scholar

Charles E. Mueller, Jr.	AvalonBay committees:	Other public company boards:
Age: 60 Director since: 2022 Independent	Audit Investment and Finance Director Skills and Experience	None currently

Professional background

Mr. Mueller retired in October 2021 from full-time executive leadership positions after serving, since May 2018, as Chief Executive Officer at Progress Residential, one of the largest providers of single-family rental homes in the United States. Mr. Mueller remained as an employee and advisor to Progress Residential from October 2021 to March 2022. From 2015 to 2017, Mr. Mueller was President of Irvine Company Apartment Communities, an owner and operator of apartment communities across coastal California. From 2013 to 2015, Mr. Mueller was President and Chief Executive Officer of ConAm Management Corporation, a multifamily real estate investment and property management firm. From 1994 to 2013, Mr. Mueller held several positions with Archstone and its predecessors (collectively “Archstone”), including President, Chief Operating Officer and Chief Financial Officer. Prior to Archstone going private in 2007, it was one of the largest publicly traded multifamily REITs in the United States.

Other affiliations

Mr. Mueller serves on the board of several private and non-profit entities.

Education

B.A. University of Texas at Austin

Master of Business Administration, Southern Methodist University

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Timothy J. Naughton	AvalonBay committees:	Other public company boards:
Age: 62 Director since: 2005 Chairman	Investment and Finance Director Skills and Experience	Park Hotels and Resorts, Inc. (since 2017)

Professional background

Mr. Naughton is AvalonBay’s Chairman of the Board. He served as Executive Chairman of the Board throughout 2022, as Chief Executive Officer from 2012 until January 2022, and as President from 2005 until January 2021. Mr. Naughton has served as the Company’s Chairman of the Board since 2013. Mr. Naughton’s prior roles at AvalonBay included Chief Operating Officer, Chief Investment Officer, and Regional Vice President – Development and Acquisitions. Mr. Naughton has been with AvalonBay and its predecessors since 1989. Mr. Naughton previously served as a director of Welltower, Inc. from 2013 until 2019.

Other affiliations

Mr. Naughton is a former Chairman of Nareit, a member of The Real Estate Round Table and a member and past chairman of the Multifamily Council of the Urban Land Institute (“ULI”). Mr. Naughton serves as a senior advisor to Navitas Capital, a property technology early stage venture capital firm, and Energy Impact Partners, a climate technology venture capital firm. He sits on the board of the Jefferson Scholars Foundation at the University of Virginia and is a member of the advisory board of the school’s White Ruffin Byron Center for Real Estate.

Education

B.A., University of Virginia, Phi Beta Kappa

Master of Business Administration, Harvard Business School

Benjamin W. Schall	AvalonBay committees:	Other public company boards:
Age: 49 Director since: 2021 Chief Executive Officer	Investment and Finance Director Skills and Experience	None currently

Professional background

Mr. Schall joined the Company as President and a director in January 2021, and became Chief Executive Officer effective January 3, 2022. Before joining the Company, Mr. Schall was the Chief Executive Officer and President and a trustee of Seritage Growth Properties, a publicly traded REIT principally engaged in owning, developing and managing a diversified portfolio of retail and mixed-use properties throughout the United States. Earlier in his career, Mr. Schall served as Chief Operating Officer of Rouse Properties, Inc., a publicly traded mall and retail REIT (since acquired) from 2012 to 2015, and as Senior Vice President of Vornado Realty Trust, a publicly traded REIT that owns, manages and develops office and retail assets, before that.

Other affiliations

Mr. Schall is a member of the Executive Board of Nareit, an Executive Committee member of the National Multifamily Housing Council (“NMHC”), a member of The Real Estate Roundtable and a Trustee of the International Council of Shopping Centers. He serves as Co-Chair of the Board of University Settlement, a non-profit service provider in New York City.

Education

B.A., Swarthmore College

Master of Business Administration, Harvard Business School

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Susan Swanezy	AvalonBay committees:	Other public company boards:
Age: 65 Director since: 2016 Independent	Nominating, Governance and Corporate Responsibility (Chair) Investment and Finance Director Skills and Experience	None currently

Professional background

Ms. Swanezy has been a partner since 2010 at Hodes Weill & Associates L.P., a global advisory firm focused on the real estate investment management industry. Previously, Ms. Swanezy served as Managing Director, Global Head of Capital Raising for Real Estate Products at Credit Suisse Group AG. She also held a variety of positions at Deutsche Bank AG and its affiliates, including Partner and Managing Director – Client Relations for RREEF, the real estate investment management business of Deutsche Bank’s Asset Management division. In addition to her real estate experience, Ms. Swanezy brings a deep network of relationships and knowledge of both the public and private capital markets.

Education

B.S., Georgetown University School of Foreign Service

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Corporate Governance

Independence of the Board

The New York Stock Exchange (“NYSE”) has adopted independence standards for companies listed on the NYSE, which apply to AvalonBay. These standards require a majority of the Board to be independent and every member of the Audit Committee, Compensation Committee and NGCR to be independent. NYSE standards provide that a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).” In addition, the NYSE prescribes certain other “independence” standards.

To determine which of its members is independent, the Board uses the standards prescribed by the NYSE and also considers whether a director had any other past or present relationships with AvalonBay that created conflicts or the appearance of conflicts. Based on its most recent review, the Board affirmatively determined that all directors who served on the Board during 2023, all currently serving directors and all nominees for director are independent, except in each case for Mr. Naughton and Mr. Schall.

Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities as they may relate to the Company, its management and/or its independent registered public accounting firm. In reaching the determination that Mr. Walter is independent, the Board considered that Mr. Walter serves as senior advisor to Energy Impact Partners (“EIP”), a climate technology venture capital firm. The Company currently invests in venture funds sponsored by EIP. The Board of Directors has determined that this relationship does not interfere with Mr. Walter’s independence. Mr. Walter is not a nominee for election at the Annual Meeting.

NYSE rules provide for additional independence standards that apply to members of the Audit Committee and the Compensation Committee. The Board has determined that each current and proposed member of these committees satisfies these additional standards.

Leadership Structure and Lead Independent Director

Timothy J. Naughton serves as AvalonBay’s Chairman of the Board. Mr. Naughton previously served for many years as the Company’s Chief Executive Officer.  He served as Executive Chairman throughout 2022 and retired from being an officer of the Company on January 1, 2023, continuing as non-executive Chair.  Our current CEO, Benjamin W. Schall, joined the Company in 2021 and became CEO on January 3, 2022. Mr. Naughton’s role as Chairman of the Board, working with the Lead Independent Director, assures continuity of leadership at the Board level while strengthening the bridge between the Board, our Chief Executive Officer, and management.

To help ensure sound corporate governance practices, the Board established the position of Lead Independent Director. Mr. Brown has served as the Lead Independent Director since May 2023. From May 2019 until May 2023, Mr. Walter served as the Lead Independent Director. The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present, serves as a liaison between the Chairman of the Board and the Chief Executive Officer, on the one hand, and the independent directors, on the other, establishes and approves meeting agendas for the Board, has the authority to call meetings of the independent directors, confers with the Chairman of the Board and the Chief Executive Officer regularly, and acts as a contact person for stockholders and others who wish to communicate with the independent directors.

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Succession Planning for Directors and Board Refreshment

The Board considers a variety of factors when choosing candidates for Board appointment or nomination. While we value long-tenured directors who know AvalonBay and management well, the Board also believes it is important to ensure there are occasional vacancies that create opportunities for new directors who may bring different or more recent experiences or expertise to the Board. Consistent with this philosophy, we have recruited three new independent directors to join the Board in the past five years.

AvalonBay’s Corporate Governance Guidelines incorporate term expectations that reflect the Board’s view of the importance of succession planning. Specifically, the Corporate Governance Guidelines express an expectation that (i) an independent director will not be re-nominated after completing 12 full years of service or within the several years that follow; (ii) the Lead Independent Director will serve in that role for approximately three to five years; and (iii) committee chairs will serve for three to five years. In each case, the guideline is flexible and the exact timing for any transition will depend on the needs of the Board at the time and whether an appropriate successor has been identified and nominated.

Evaluation and Nomination of Director Candidates

One of the key functions of the NGCR is identifying and nominating candidates for service on the Board. In this regard, the NGCR considers the factors set forth in the Corporate Governance Guidelines, which include the nominee’s business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company; and service on other boards of directors. Given the current business, opportunities and challenges confronting our industry, the NGCR pays particular attention to the skills and experience described in the Director Skills/Experience Matrix provided above.

When recommending a slate of nominees for director and identifying new candidates for service, the NGCR considers whether the Board as a whole has and will continue to have an adequate distribution and representation of relevant skills, backgrounds and experience. In addition to professional history and expertise, the Board may consider diversity of background, experience and thought in evaluating and recommending candidates for election. The Board believes that diversity (including diversity of gender, race and ethnicity) is important because a variety of points of view can contribute to a more effective decision-making process.

The NGCR may employ a variety of methods for identifying and evaluating nominees for director. In considering whether to recommend re-nomination of a current director for another term, the NGCR considers whether the skills, commitment and performance of the individual director are such that the individual’s continued service on the Board is desirable. The NGCR also may assess the size of the Board, the need for particular expertise, and whether any vacancies are expected, due to retirement or otherwise.

The NGCR will consider potential candidates for director who come to the committee’s attention through current Board members, professional search firms, stockholders or other sources. When compiling a pool of candidates to review and interview for a new director search, the NGCR endeavors to include, and requests that any search firm it engages endeavor to include, candidates with a diversity of race, ethnicity and gender. AvalonBay has in the past engaged and may in the future engage a third party firm to help identify and/or evaluate potential director nominees.

Nominees Recommended by Stockholders

The NGCR will consider candidates properly recommended by stockholders using the same criteria that apply to candidates from other sources. Following verification of the stockholder status of the party or parties proposing a candidate, the NGCR makes an initial analysis of the candidate’s qualifications based on the criteria summarized above to determine whether the candidate is suitable for service on the Board before deciding whether to undertake a complete evaluation of the candidate. If a stockholder provides any materials in connection with the nomination of a director candidate, such materials are forwarded to the NGCR as part of its review. The Board may also consider the specific information required to be provided by nominating stockholders pursuant to the requirements of AvalonBay’s Bylaws. Stockholders may also nominate directors in accordance with the proxy access provisions of AvalonBay’s Bylaws. For more information on stockholder nominations, see “Other Matters -Stockholder Nominations for Directors and Proposals for Annual Meetings.”

Board of Directors Risk and ESG Oversight

We have a number of practices with regard to Board oversight of risk management matters. The charter of each Board committee provides that the committee will, from time to time and to the extent the committee deems appropriate, review risk and compliance matters relevant to the committee and report the results of such review to the full Board. As required by NYSE rules, the charter of the Audit Committee states that the Audit Committee will assist with Board oversight of risk and compliance matters, and in any event will review AvalonBay’s perceived major financial risk exposures and the steps management has taken to monitor and control such exposures. At most regularly scheduled Board meetings, the Board reviews key matters relating to AvalonBay’s

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finances, liquidity, operations and investment activity. On an annual basis, the Board and/or the Audit Committee engages in a broader discussion about Company-wide risk management.

The Audit Committee (and on occasion the full Board in lieu of the Audit Committee) also reviews matters related to cybersecurity. The Board has delegated primary oversight of cybersecurity risks to the Audit Committee, including those related to data privacy and network security. The Audit Committee’s charter provides that the Audit Committee shall meet no less frequently than annually with personnel from the Company’s information technology group and senior management to discuss the Company’s strategy and standards to defend its IT networks, business systems and information against cyber-attacks, cyber intrusions, unauthorized disclosures of personally identifiable information or Company data, and similar disruptions, and senior management also provides periodic reports to the Audit Committee and/or the full Board in addition to this annual requirement. The Audit Committee also has oversight responsibility of management’s preparedness for and response to any cybersecurity incidents and, in connection therewith, the Committee may retain consultants and advisors and take and approve other actions and expenditures as deemed reasonable and appropriate by the Committee. The Company has not experienced any material cybersecurity incidents to date. For additional information regarding the Company’s cybersecurity risk management, strategy and governance, see Item 1C. “Cybersecurity” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024.

Although it is not the primary reason the Board’s current leadership structure was implemented, AvalonBay and the Board believe the current leadership structure—including both a Chairman of the Board and a separate Lead Independent Director—helps facilitate these risk oversight functions by providing multiple channels for risk-related concerns and comments.

Stockholder Engagement and Responsiveness

We consider our relationship with our stockholders to be an important part of AvalonBay’s success and we value the outlook and opinions of our investors. During 2023 and early 2024, our management reached out to stockholders who collectively held approximately two-thirds of AvalonBay’s outstanding stock, and to stockholder advisory firms, to invite them to discuss with us our practices and policies with respect to board governance, compensation, ESG and other matters. Management (in conjunction with one or more independent directors when requested by a shareholder) spoke with those who responded to that outreach regarding such matters. These discussions addressed matters such as Board composition and refreshment, stockholder rights, the structure for executive compensation, and sustainability efforts. The goal of these conversations was to ensure that management and the Board understood and considered the issues that are most important to our stockholders and to enable AvalonBay to address them effectively. Feedback received from these calls is conveyed to and discussed with the full Board and relevant committees.

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In addition to conversations with our stockholders, AvalonBay management occasionally receives and responds to correspondence from stockholders and stockholder advocacy groups and, when appropriate, shares this correspondence with the NGCR and the full Board. The Board also considers the votes of stockholders at our Annual Meeting and discusses potential issues raised through that forum.

Board and Committee Self-Evaluation

Each year the Board conducts a self-evaluation in which the Lead Independent Director talks to each director individually regarding his or her view of how the Board overall and each of our directors is performing. Topics discussed may include whether there are additional items that should be added to agendas, whether management is providing the Board with the information it needs to effectively review AvalonBay’s performance and risks, whether meetings feature a healthy level of debate and participation, whether the composition of the Board is appropriate, whether the Board is adequately monitoring AvalonBay’s strategic direction, and the performance and development of management. This feedback is then discussed in an executive session of the Board.

In addition, each of the Board’s committees annually conducts a review of its charter and a self-assessment of the performance of committee duties under its charter over the previous year. The review generally includes the role of the committee within AvalonBay, the committee’s structure and functioning, and the committee’s charter and fulfillment of delegated responsibilities.

Committees of the Board of Directors

The Board has four committees: the Audit Committee, the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Investment and Finance Committee. With the exception of the Investment and Finance Committee, the committees are made up entirely of independent directors. The charters for the Audit, Compensation, and Nominating, Governance and Corporate Responsibility Committees are available in the Investor Relations section of our website under “Corporate Governance Documents.”

Audit Committee

Members: Havner (Chair), Lieb, Lynch and Mueller.

Meetings in 2023: 8

The Board of Directors has determined that each of Messrs. Havner, Lieb and Mueller is an “audit committee financial expert” as defined by the SEC. In the case of Mr. Havner, this determination was based on his past experience as a Certified Public Accountant and Chief Financial Officer and Chief Executive Officer of a public company. For Mr. Lieb, the determination was based on his past experience as Chief Financial Officer of Greenhill & Co. and his experience with Goldman Sachs. For Mr. Mueller, the determination was based on his past experience as the Chief Financial Officer of Archstone, which was one of the largest publicly traded multifamily REITs in the United States. The designation of each of Messrs. Havner, Lieb and Mueller by the Board as an “audit committee financial expert” is not intended to be a representation that they are experts for any particular purpose, nor is it intended to impose on them any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on them as members of the Audit Committee and the Board in the absence of this designation. The Board has determined that all members of the Audit Committee are “independent” and financially literate under the rules of the NYSE.

Responsibilities:

The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors; is responsible for the compensation and oversight of the work of the independent auditors; reviews the results of the audit engagement with the independent auditors; and reviews and discusses with management and the independent auditors AvalonBay’s quarterly and annual financial statements and major changes in accounting and auditing principles. The Committee also reviews the Company’s cybersecurity and other information security risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls; meets no less frequently than annually with personnel from the Company’s information technology group and senior management to discuss trends in cyber risks and the Company’s strategy and standards to defend its IT networks, business systems and information against cyber attacks, cyber intrusions, unauthorized disclosures of personally identifiable information or Company data, and similar disruptions (collectively, “cybersecurity incidents”); and provides oversight of management’s preparedness for and response to cybersecurity incidents and, in connection therewith, may retain consultants and advisors and take and approve other actions and expenditures as deemed reasonable and appropriate by the Committee. The Committee also oversees material legal compliance matters as needed; reviews the overall enterprise risk management performed by the Board; and oversees matters pertaining to the reliability and adequacy of the Company’s ESG disclosures.

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Compensation Committee
Members: Lieb (Chair), Brown, Hills and Walter. Meetings in 2023: 4 The Board has determined that the members of the Compensation Committee are “independent” under the rules of the NYSE.

Responsibilities:

The Compensation Committee, among other functions, reviews, designs and determines management compensation structures, programs and amounts; establishes corporate and management performance goals and objectives; reviews human capital management; and reviews and makes recommendations to the Board regarding AvalonBay’s incentive compensation plans, including the Second Amended and Restated 2009 Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The Compensation Committee also reviews employment agreements and arrangements with senior officers when the Board determines it is appropriate to have such agreements. In addition, our Equity Incentive Plan provides that the Compensation Committee, in its discretion, may delegate to the Chief Executive Officer all or part of the Committee’s authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to limitations and guidelines set by the Committee from time to time.

Nominating, Governance and Corporate Responsibility Committee

Members: Swanezy (Chair), Aeppel, Brown, Howard and Walter.

Meetings in 2023: 4

The Board has determined that the members of the Nominating, Governance and Corporate Responsibility Committee are “independent” under the rules of the NYSE.

Responsibilities:

The Nominating, Governance and Corporate Responsibility Committee’s functions include identifying individuals qualified to become Board members; recommending to the full Board each year a slate for nomination for election to the Board; considering policies relating to Board and committee meetings; reviewing and recommending changes to director compensation; recommending the establishment or dissolution of Board committees; and reviewing and considering succession plans with respect to the positions of Chairman of the Board and Chief Executive Officer (including through periodic evaluation and discussion with the Board of internal candidates for such succession). The NGCR also reviews policies and activities in the areas of environmental sustainability, diversity and inclusion, employee engagement and culture, community relations and philanthropy, health and safety, political activity and government relations.

Investment and Finance Committee
Members: Lynch (Chair), Aeppel, Havner, Hills, Howard, Mueller, Naughton, Schall and Swanezy. Meetings in 2023: 4

Responsibilities:

The Investment and Finance Committee reviews and monitors the acquisition, disposition, development and redevelopment of AvalonBay’s communities. The IFC may also, from time to time, review financial matters, proposals and policies on behalf of the Board. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The IFC also incorporates ESG/ Sustainability matters into its reviews and considers how investment proposals incorporate green building principals.

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Meetings and Attendance

The Board met five times during 2023. The Board generally schedules regular executive sessions at each of its meetings during which the independent directors meet without management participation. The Lead Independent Director presides over executive sessions of the Board. The independent directors met in executive session four times during 2023.

Each director attended at least 75% of the total number of meetings of the Board and meetings of the Board committees of which he or she was a member during the periods they served during 2023. The Board’s policy is that every director should attend our annual meetings of stockholders. All of the directors attended the virtual 2023 Annual Meeting of Stockholders.

Governance Documents

The Board has adopted a Code of Business Conduct and Ethics that applies to the Board of Directors and all AvalonBay executives and employees. In addition, the Board has adopted Corporate Governance Guidelines that govern many of its practices and policies. These documents are available on the Investor Relations section of our website (www.avalonbay.com) under “Corporate Governance Documents,” together with the following additional documents:

•	Charters for each of the Compensation, Audit, and Nominating, Governance and Corporate Responsibility Committees
•	Director Independence Standards
•	Policy on Political Contributions and Government Relations
•	Compensation Recovery Policy (“clawback”)
•	Policy Regarding Shareholder Approval of Future Severance Agreements
•	Policy Regarding Shareholder Rights Agreements
•	Senior Officer Stock Ownership Guidelines
•	Sanctions Compliance and Anti-Corruption Policy

To the extent required by the rules of the SEC and the NYSE, we will disclose amendments and waivers relating to these documents in the same place on our website. Additional information on corporate governance policies is included in the Compensation Discussion & Analysis section of this Proxy Statement under the heading “Compensation Policies.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Contacting the Board

Any stockholder or other interested party may contact any of our directors, including the Lead Independent Director or our independent directors as a group, by writing to them at the following address. All communications addressed to one or more directors will be forwarded as addressed.

[Name of Director or Group of Directors]
c/o AvalonBay Communities, Inc.

4040 Wilson Boulevard, Suite 1000
Arlington, VA 22203
Attention: Corporate Secretary

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Human Capital Management

Our purpose as a company is to create a better way to live, and all AvalonBay associates, from those based at our communities to those at our regional and corporate offices, have a role to play in bringing our purpose to life.

We believe that AvalonBay’s culture is a differentiator that leads to success in fulfilling our purpose. Our company culture centers around our core values and cultural norms, which are touchstones that help guide our behavior and decision-making.

Our Workforce

As of January 31, 2024, we had 3,039 employees, of which approximately 98% were employed on a full-time basis. Approximately 65% of our associates work on-site at our operating communities and the balance work on other matters. Approximately 41% of our associates self-identify as female and 63% self-identify as non-White or did not specify their ethnicities.

Inclusion and Diversity

Building a more inclusive and diverse AvalonBay begins with our purpose — creating a better way to live. Inspired by this purpose, AvalonBay’s Inclusion & Diversity (“I&D”) mission is to foster an environment where all associates feel welcome, are supported with opportunities to thrive and are represented by our leadership team. As we grow and innovate, it’s important that we create an environment that encourages idea flow and ensures all voices are heard, understood, and appreciated.  Recognizing the importance of these issues, during 2023 we added our seventh cultural norm: We Champion Inclusion & Diversity.

To help promote and provide an inclusive culture, we established associate resource groups and opportunities for associates with diverse backgrounds, experiences, and perspectives to connect with one another and continue to strengthen our culture.

Current associate resource groups include:

•	Asian Pacific Associate Connection;
•	Associate Rainbow Coalition focusing on LBGTQ+ matters;
•	Black Associate Coalition;
•	Latinx Employees of AvalonBay for Diversity;
•	Parents and Caregivers of AvalonBay;
•	Veteran Support Outreach Committee; and
•	Women’s Leadership Network.

The Company has also offered training in unconscious bias, inclusive culture and allyship to all associates and has broadened its talent acquisition efforts to include diverse interview slates and panels and outreach to student groups and associations that represent diverse populations.

Attracting, motivating, developing, and retaining our associates is critical to the long-term success of AvalonBay. We empower our associates to grow in their careers as they take on new roles or broaden existing roles, receive and provide candid feedback, and learn valuable skills. One way we support this is through our Mentorship Program.

The Company set a vision of the gender and racial diversity that could be achieved in leadership (defined as director-level associates and above) by 2025 and by 2030 if the Company takes appropriate actions, and every department is responsible for driving an appropriate action plan to support I&D across the organization. Additionally, we publish our latest EEO-1 report on our public ESG website. Annually, we review our diversity metrics, vision and efforts with our NGCR.

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Mr. Schall, the Company’s CEO, is a signatory of the CEO Action for Diversity and Inclusion pledge and member of the Nareit Dividends Through Diversity, Equity & Inclusion CEO Council.

Company Workforce by the Numbers (as of January 31, 2024)

Others: American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander and two or more races.

Training & Development

At AvalonBay we believe that our associates are our most important resource and support their professional development and career advancement. To support their progress, our managers and associates have ongoing performance and career development conversations and memorialize them in a year-end performance review and development goals.

We train and develop our associates in a variety of ways, including online, instructor-led and on-the-job learning. Our learning management system, AvalonBay University, offers approximately 700 courses providing functional, technical, management, ethics, compliance, cyber-awareness and safety training. In addition, our tuition assistance program supports our associates by providing them with reimbursement, subject to program rules and limitations, for undergraduate and graduate degree programs or for coursework leading to professional certifications/designations.

Associate Engagement

Each year we conduct an Associate Perspective Survey, which enables AvalonBay to better understand how associates view the Company, their managers, and their overall experience. Based on the survey results, we endeavor to improve in areas that are deemed by associates as opportunities for growth. For the 2023 survey, we included questions across 11 categories, including Culture, I&D, Communication, and Manager Effectiveness, to help us understand how our associates feel about their experiences in those areas. The 2023 survey showed that our associates’ engagement remained stable from the previous year. We implemented actions around improving communication between departments and enhancing transparency for growth opportunities, and plan to measure the impact of these actions in the 2024 survey.

Health and Safety

We take workplace safety seriously at our construction sites, our operating communities and our offices. Through our Construction Site Safety Observation program and our dedicated safety team, we monitor project-level safety performance metrics at our construction sites, and elements of compensation for our construction group and our CEO are based on safety compliance performance. Our maintenance associates are required to take monthly safety training on a variety of subjects, and our risk management group monitors incident reports from our offices and communities.

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Board Oversight of Human Capital

The Board, through its Compensation Committee, regularly reviews management’s human resources practices, including talent management and training. The NGCR regularly reviews diversity metrics and inclusion and diversity efforts. The Board actively supports activities that encourage an inclusive culture at AvalonBay, including in some cases participating in and contributing to programs sponsored by our associate resource groups.

Additional information on each of these areas relating to human capital management can be found in our ESG Report by visiting https://www.avaloncommunities.com/about-us/esg. Materials located on AvalonBay’s website and referenced herein are not deemed to be part of this Proxy Statement and are not incorporated herein by reference.

Transactions with Related Persons, Promoters and Certain Control Persons

Our Code of Business Conduct and Ethics prohibits employees, including executive officers and directors, from engaging in activities that create a conflict of interest with AvalonBay unless all relevant details have been disclosed and an appropriate mitigation or waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with AvalonBay, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of AvalonBay when deliberating and voting on Company matters, (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family or other closely related individuals an improper benefit that was obtained on account of his or her position within AvalonBay, or (iv) the employee or director is placing his or her own interests above the Company’s interest. Mitigations and waivers for executive officers or directors may only be granted by the Board or a designated committee of the Board, and any mitigation or waiver granted to an executive officer or director will be disclosed to the extent required by law or NYSE rules. The NGCR (or any other committee of independent directors that is designated) is responsible for administering the Code for executive officers and directors.

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Director Compensation

The compensation for our non-employee directors is described below. Directors who are also employees do not receive additional compensation for serving on the Board. Our Board and NGCR Committee periodically assess the total compensation for non-employee directors relative to the compensation provided by similarly sized REITs, by our multifamily peer group, and by a group of cross-industry similarly sized companies. Based on the most recent review, the Board has approved increases to the compensation of non-employee directors effective after the 2024 Annual Meeting, as noted in the table below.

Type of compensation	Amount before Annual Meeting	Amount after Annual Meeting	How and when paid
Annual retainer	$100,000	$100,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units
Restricted stock (or, at the director’s election, deferred stock units)	$175,000	$190,000

Granted on the fifth business day following the annual meeting

Number of shares or units determined based on the closing price of AvalonBay’s common stock as reported by the NYSE on the grant date

Shares or units vest in equal quarterly installments over one year

Additional retainer for Audit Committee chair	$30,000	$30,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units
Additional retainer for Compensation Committee chair	$25,000	$25,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units
Additional retainer for chairs of the Investment and Finance Committee and the Nominating, Governance and Corporate Responsibility Committee	$20,000	$20,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units
Additional retainer for Lead Independent Director	$35,000	$50,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units
Additional retainer for Non-Executive Chairman	$250,000	$250,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock units

All shares of restricted stock (or deferred stock units) granted to non-employee directors vest in four quarterly installments over a one-year period, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during the director’s elected term that is not due to death or disability or the director’s removal for cause. If a director elects to receive deferred stock units in lieu of restricted stock, the director will receive shares of stock in respect of the vested portion of the deferred stock units within 60 to 90 days following termination of service as a director (or within 30 days of termination of service in the case of deferred stock unit awards made before January 1, 2024).

Director Stock Ownership Guidelines

Under our Corporate Governance Guidelines, non-employee directors are generally required to hold shares (or deferred stock units) having a value that equals or exceeds five times the annual cash retainer paid to non-employee directors. Directors have five years from the commencement of their service as a director to comply with such requirement. As of April 1, 2024, all the non-employee directors who have served on the Board for five years or more were in compliance with this requirement.

The following table sets forth the compensation for service as an AvalonBay director received by each non-employee director in 2023.

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Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Glyn F. Aeppel	100,000	174,923	—	—	—	—	274,923
Terry S. Brown	—	302,353	—	—	—	—	302,353
Alan B. Buckelew(3)	50,000	—	—	—	—	—	50,000
Ronald L. Havner, Jr.	—	304,988	—	—	—	—	304,988
Stephen P. Hills	100,000	174,923	—	—	—	—	274,923
Christopher B. Howard	100,000	174,923	—	—	—	—	274,923
Richard J. Lieb	125,000	174,923	—	—	—	—	299,923
Nnenna Lynch	110,000	174,923	—	—	—	—	284,923
Charles E. Mueller, Jr.	—	274,969	—	—	—	—	274,969
Timothy J. Naughton(4)	319,861	240,592	—	—	—	—	560,453
Susan Swanezy	—	294,808	—	—	—	—	294,808
W. Edward Walter	117,500	174,923	—	—	—	—	292,423
(1)	The amounts in the table above include the following cash fees paid in 2023:

Name	Annual Retainer ($)	Committee Chair Fee ($)	Lead Director Fee ($)	Non-Executive Chairman of the Board Fee ($)	Total Payment ($)
Glyn F. Aeppel	100,000	—	—	—	100,000
Alan B. Buckelew	50,000	—	—	—	50,000
Stephen P. Hills	100,000	—	—	—	100,000
Christopher B. Howard	100,000	—	—	—	100,000
Richard J. Lieb	100,000	25,000	—	—	125,000
Nnenna Lynch	100,000	10,000	—	—	110,000
Timothy J. Naughton	91,389	—	—	228,472	319,861
W. Edward Walter	100,000	—	17,500	—	117,500
(2)	The amounts in column (c) reflect the grant date fair value of the shares of restricted stock or deferred stock units granted to each director. For Messrs. Brown, Havner, and Mueller; and Ms. Swanezy, the amount also includes elections to receive deferred stock units in lieu of cash payments totaling $100,000 for each director. This column also includes payment for service as Committee Chairpersons during 2023 as follows: Mr. Brown - $10,000 (partial year for IFC as he rotated off that role after the 2023 Annual Meeting of Stockholders), Mr. Havner - $30,000 (for Audit), and Ms. Swanezy - $20,000 (for NCGR). In addition, Mr. Brown received $17,500 for his service as Lead Independent Director (partial year as he was appointed as lead independent director after the 2023 Annual Meeting of Stockholders).
As of December 31, 2023, each non-employee director held 495 unvested deferred stock units.
(3)	Mr. Buckelew retired from the Board following his term ending on May 23, 2023.
(4)	Mr. Naughton was appointed non-executive Chairman of the Board effective January 1, 2023.

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Proposal 2. Non-Binding, Advisory Vote on Executive Compensation

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a non-binding, advisory stockholder vote to approve the compensation of the Company’s named executive officers. The Compensation Discussion and Analysis as presented below describes AvalonBay’s executive officer compensation program and decisions made by the Compensation Committee and the Board with respect to the 2023 compensation of our named executive officers. We believe the compensation program achieves our goals of (i) attracting, retaining, motivating and engaging experienced and effective executives, (ii) directing pay for performance of those executives with clearly defined goals and measures of achievement, and (iii) aligning the interests of management with the interests of our stockholders.

We have held a non-binding, advisory vote on executive compensation (known as a say-on-pay vote) at each Annual Meeting of Stockholders since 2011. At our 2023 Annual Meeting of Stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay Vote”), among other matters. A majority of the votes cast on the frequency proposal were cast in favor of holding a Say-on-Pay Vote every year, which was consistent with the recommendation of our Board. Our Board currently intends for the Company to hold a Say-on-Pay Vote every year at least until the 2029 Annual Meeting of Stockholders, which is the next required non-binding, advisory vote on the frequency of holding a Say-on-Pay Vote. At that meeting we plan to hold an advisory vote regarding the frequency of future say-on-pay votes.

While the vote on the following resolution is advisory and will not bind us to take any particular action, our Compensation Committee and our Board will carefully consider the stockholder say-on-pay vote in making future decisions regarding our compensation program. The Board is asking stockholders to adopt the following resolution:

“RESOLVED, that the compensation paid to AvalonBay’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED, on a non-binding, advisory basis, by the stockholders of AvalonBay.”

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for adoption of the resolution approving the compensation disclosed unless contrary instructions are set forth on the proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to provide non-binding, advisory approval of the compensation paid to AvalonBay’s named executive officers. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON A NON BINDING, ADVISORY BASIS, THE COMPENSATION PAID TO AVALONBAY’S NAMED EXECUTIVE OFFICERS.

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Compensation Discussion and Analysis

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This Compensation Discussion and Analysis (“CD&A”) describes how the Board, the Compensation Committee and the Company think about compensation for the Company’s executive officers and what decisions were made in setting 2023 compensation, including how we established goals and aligned compensation with performance and stockholder interests.

Specifically, the CD&A describes the compensation of the following individuals, who were our named executive officers (“NEOs”) in 2023:

Name	Title
Benjamin W. Schall	Chief Executive Officer and President
Kevin P. O’Shea	Chief Financial Officer
Matthew H. Birenbaum	Chief Investment Officer
Sean J. Breslin	Chief Operating Officer
Edward M. Schulman	Executive Vice President & General Counsel

Executive Summary

Our Company Performance

The Company produced strong financial and operating results in 2023. Core Funds from Operations (“Core FFO”) per share increased by 8.6% in 2023 from 2022, and Same Store Residential rental revenue and Same Store Residential Net Operating Income (“NOI”) increased by 6.3% and by 6.2%, respectively, as compared to the prior year. Our three-year TSR outperformed the NAREIT Apartment REIT index and NAREIT Equity REIT index. Over the course of the year, we made considerable progress in transforming the way we operate and how we deliver services to prospects and residents. We continued to optimize the growth profile of our portfolio in 2023 by selling approximately $450 million of wholly owned real estate assets, primarily located in our established regions, and recycling the proceeds into acquisitions and new developments in our expansion regions. We also continued to grow our Structured Investment Program (“SIP”) in 2023, which seeks to make mezzanine loans to or preferred equity investments in third-party multifamily developments, delivering attractive investment returns to the Company. Finally, we remained focused on ESG matters, which are important to our employees, residents and stakeholders.

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2023 KEY HIGHLIGHTS
Operating Activity

Our Same Store Residential NOI increased by 6.2% and was driven by 6.3% Same Store Residential rental revenue growth year over year, which was supported by strong operating fundamentals and improved underlying bad debt trends. We continued our implementation of various operating initiatives designed to enhance the customer experience while generating operating efficiencies, including prospect website improvements, digitalization and automation of maintenance processes, digitalization and centralization of certain activities previously performed on-site, and implementation of smart access and community wide Wi-Fi.

6.2% SAME STORE RESIDENTIAL NOI GROWTH OVER 2022

Development Activity

We completed six new wholly owned development communities containing 1,393 apartment homes for an aggregate total capitalized cost of approximately $575 million. We also started the development of six new apartment communities, which are expected to contain 2,040 apartment homes in total when completed for an aggregate projected total capitalized cost of approximately $800 million. Our 2023 development completions delivered a 7.1% initial stabilized yield, exceeding our original pro-forma underwriting by 0.9%.

7.1% INITIAL STABILIZED YIELD ON 2023 COMPLETED DEVELOPMENTS

Dividend

During 2023, we paid quarterly dividends at a rate of $1.65 per share, and in January 2024 we declared the first quarter dividend for 2024 at a rate of $1.70 per share, a 3.0% increase over the prior rate.

$6.60 TOTAL DIVIDENDS/SHARE PAID IN 2023 3.0% INCREASE FOR 1Q 2024

Balance Sheet Management

We raised approximately $1.35 billion of capital, including approximately $446 million from the sale of real estate and $397 million through the issuance of unsecured notes. Additionally, we generated proceeds of approximately $490 million from settlement of our forward equity contract, which we entered in April 2022, resulting in the issuance of two million shares of common stock. At year-end, the Company’s Net Debt-to-Core-EBITDAre was 4.2x and unencumbered NOI was 95% as a percent of total NOI.

NET DEBT-TO- CORE EBITDAre 4.2X 95% UNENCUMBERED NOI

Portfolio Management

We sold four wholly owned communities, containing 987 apartment homes, for an aggregate sales price of approximately $446 million. The Company also acquired three wholly owned communities, containing 1,131 apartment homes, for an aggregate purchase price of approximately $277 million. The three newly acquired communities were in our expansion regions of Texas (two communities) and North Carolina. We ended the year with approximately 70% of our portfolio in suburban submarkets (based on year end percent of stabilized NOI), making progress towards our long-term goal of 80%.

70% SUBURBAN PORTFOLIO AT YEAR END 2023

Environmental, Social and Governance

We continued our focus on ESG in 2023. Notably we earned an “A-” grade from CDP, while also maintaining our MSCI score of “A”, which continues to outperform our multifamily REIT peers. These scores are reflective of our consistent progress against our science-based emissions reduction targets and climate resilience work. We continued to work toward our Diversity in Leadership Vision for the representation of women and underrepresented minorities on our leadership team, which includes all associates at or above the director level.

Additional information on our ESG efforts including targets, goals, and progress is published annually in our ESG Report, which can be found under the “About Us – ESG” section of our website at www.avalonbay.com. We expect to publish our 2023 ESG Report in mid-2024.

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Employee Engagement

Our overall associate engagement and willingness to refer was measured at 84% by a third-party survey firm and we were also named as a Top Place to Work in the DC Metro area in 2023 by The Washington Post for the fourth year in a row.

TOP PLACE TO WORK IN DC METRO

Definitions and Reconciliations

For definitions of Core FFO, NOI, and Same Store Residential NOI, see pages 40, 36, and 35-37, respectively, of the Form 10-K. For reconciliations of Core FFO and NOI to the nearest GAAP financial measures, see pages 41 and 37, respectively, of the Form 10-K. For definitions and reconciliations of Net Debt-to-Core EBITDAre and Unencumbered NOI to the nearest GAAP financial measures, see Appendix I attached hereto.

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Overview of our Executive Compensation Program

AvalonBay’s compensation program is designed to:
1. Attract, retain, motivate, and engage our employees	2. Align the interests of management with the interests of stockholders	3. Align pay with performance with clearly defined goals and measures of achievement	4. Focus on total compensation, consisting of base salary and incentive compensation

Consistent with our total compensation philosophy, a substantial majority of the target pay for our NEOs is variable and contingent on performance.

Target Total Compensation Mix

CEO 2023 Target Pay Mix	Other NEOs 2023 Average Target Pay Mix

The individual components of direct compensation for the NEOs are summarized below.

Type	Component	Description	Connection to the Company’s Business Strategy and Philosophy
Fixed Compensation	Base Salary	Payable in cash. Generally established in February and effective in March.	Attract and retain key talent
Performance-Based Compensation	Annual Cash Incentive Awards	Earned based on achievement against pre-determined one-year corporate and individual goals and evaluation of performance for the CEO, and achievement against pre-determined corporate, individual, and business unit goals and evaluation of performance for the remaining NEOs.	Drive Company and business unit performance Motivate individual performance
	Annual Stock Bonus	Earned based on performance against pre-determined one-year corporate goals for the CEO, and business unit goals and performance for the remaining NEOs. Awarded in the form of restricted stock with three-year ratable vesting.	Drive Company and business unit performance Attract and retain key talent
	Long-Term Performance Units	Earned based on the Company’s relative total shareholder return (“TSR”) and relative operating performance against defined indices and peer groups for a three-year performance period. Settled at the end of the performance period in unrestricted stock and a cash payment reflecting the dividends paid on the number of shares earned during the performance period.	Align executive officers’ compensation with the interests of stockholders Maximize the Company’s performance and reward management’s long-term perspective
	Stock Options	Stock options are not part of our current recurring compensation framework, although prior to the end of a calendar year officers may elect to receive all or a portion of their upcoming stock bonus in the form of stock options that are equal in value to the restricted shares of stock foregone. Mr. Schall elected to receive 25% of his stock bonuses in the form of stock options for the past two years.	Align executive officers’ compensation with the interests of stockholders

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Our Compensation Programs Incorporate Best Practices

The Board implements and maintains leading practices in the Company’s executive compensation programs.

What we do
Pay for performance	At least 50% of our NEOs’ target total direct compensation is performance-based and tied to pre-established performance goals aligned with our short-term and long-term objectives.

Rigorous performance goals	We use rigorous, objective performance-based Company goals in our incentive plans.

Annual say-on-pay vote	We have conducted an annual advisory say-on-pay vote on our NEO compensation since 2011.

Annual compensation peer group review	We review competitive market information when considering executive pay.

Caps on annual and long-term incentives	Performance-based incentive awards have maximum achievement levels to mitigate the risk that executives will make unwise decisions in pursuit of excessive rewards.

Limited perquisites	We provide limited perquisites to officers in the Company.

Limited employment agreements	We do not have employment agreements with officers. Our CEO, an external hire who joined us as President in January 2021, entered into an employment agreement to cover his first three years of employment, but that agreement expired by its terms in January 2024.

Compensation Recovery Policy (“clawback” policy)	We have adopted a compensation recovery (or “clawback”) policy (the “Compensation Recovery Policy”), which requires recovery from current and former executive officers of certain incentive-based compensation in the event of a required restatement of previously issued financial statements.

Director and senior officer stock ownership guidelines	Our stock ownership guidelines require significant ownership of AvalonBay stock by officers holding the title of senior vice president or higher, and by our non-employee directors, to align the long-term interests of our officers and non-employee directors with those of our stockholders.

Independent Compensation Committee consultant	The Compensation Committee engages its own independent compensation consultant to advise on executive and director compensation matters.

Prohibition on certain transactions in Company stock by directors and officers	Our Anti-Hedging and Anti-Speculation Policy, which applies to all directors, officers and employees, prohibits hedging and the use of derivative securities and similar transactions relating to our securities. Our No Pledging Policy prohibits our directors and officers from holding AvalonBay securities in a margin account or pledging our securities as collateral for loans.

What we don’t do
No single-trigger vesting of restricted shares or options	We do not maintain any plans that require automatic acceleration of time-based vesting restricted share or option awards upon a change in control of AvalonBay.

No excise tax gross-ups on change in control payments	We do not provide our NEOs with any excise tax gross-ups or other payment or reimbursement of excise taxes in connection with a change in control of AvalonBay.

No tax gross-ups on perquisites	We do not provide our NEOs with any tax gross-ups on perquisites, other than in limited circumstances for expense reimbursement associated with approved business-related relocations.

No discounting of stock options or repricing of underwater options	Our equity compensation plan expressly prohibits discounting the exercise price of stock options and repricing underwater stock options without stockholder approval.

No guaranteed bonuses	Our annual incentive plan is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan.

2023 Stockholder Advisory Vote on Executive Compensation

At the 2023 Annual Meeting of Stockholders, the Company’s executive officer compensation for 2022 was approved by approximately 94.1% of the votes cast on the matter. The Compensation Committee and the Company considered these results to be an endorsement by stockholders of the Company’s compensation structure, target levels and actual executive compensation.

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Chief Executive Officer & President 2023 Compensation At-A-Glance

Benjamin W. Schall Chief Executive Officer & President

Fiscal 2023 Total Compensation

Chief Executive Officer 2023 Compensation At-A-Glance

Fiscal 2023 Target Total Compensation: $8,500,000
Base Salary:	$1,000,000
Cash Bonus 2023 target:	$1,500,000 (150% of base salary)
Stock Bonus 2023 target:	$1,800,000(1)
Performance award target for 2023-2025 performance period:	$4,200,000
Realized Performance award for 2021-2023 performance period:	For Mr. Schall’s 2021-2023 performance award, combined achievement was 126.1% of target, with a realized stock value of $5,570,422 (based on the February 13, 2024, closing stock price of $172.11 and including payment of a cash amount representing accrued dividends on earned units).

(1)	Mr. Schall elected to received 25% of his earned annual stock bonus in the form of a stock option with a total Black-Scholes value equal in amount to 25% of his earned stock bonus. The exercise price of the stock option is equal to our closing stock price on the date of grant.

Cash Bonus

Mr. Schall’s target cash bonus was 150% of base salary in 2023, with 80% of the target cash bonus based on corporate performance factors and 20% based on individual performance. The achievement levels for corporate performance and individual factors for 2023 were determined to be 141.3% and 115.0% of target, respectively, resulting in a final cash bonus for 2023 of $2,040,600.

Stock Bonus

Mr. Schall’s target stock bonus for 2023 was $1,800,000. The performance measures used in calculating the stock bonus reflect different elements of the Company’s performance and are not duplicative of the performance measures used to evaluate corporate performance under the annual cash bonus program. The quantitative achievement level for these stock bonus performance measures for 2023 was 99.3% of target. This resulted in a payout of $1,787,400. Mr. Schall elected to receive 25% of the earned stock bonus value in the form of a stock option and the remainder in the form of restricted stock. The restricted stock and stock option vest ratably over three years from the date of grant. Under applicable SEC rules these awards will be disclosed in the 2025 proxy statement Summary Compensation Table as the actual grant of stock and option, though based on 2023 achievement, occurred in 2024.

2023-2025 Performance Awards

Mr. Schall’s target performance award for the 2023-2025 performance period was $4,200,000, with 55% of the target award tied to relative three-year TSR metrics against REIT indices, and 45% of the target award tied to three-year relative financial operating metrics. Additional detail on Mr. Schall’s 2023-2025 performance award is provided later in the CD&A.

Settled 2021-2023 Performance Awards

Mr. Schall’s target performance award for the 2021-2023 performance period was $3,750,000. Fifty percent (50%) of the target award was tied to relative three-year TSR metrics comparisons, and 50% of the target award was tied to three-year relative financial operating metrics. The Compensation Committee determined achievement under the award at 126.1% of target. Mr. Schall’s award was settled on February 13, 2024, in 29,099 shares of fully vested stock valued at $5,008,229 based on the closing price of the Company’s common stock on the NYSE on such date of $172.11, plus a cash amount of $562,193 representing cumulative dividends accrued on the earned shares from the date of grant of the performance award through the date of its settlement.

Target Compensation

In February 2023, the Compensation Committee approved an increase to Mr. Schall’s 2023 target total compensation from $8,000,000 to $8,500,000, an increase of 6.3%, after reviewing the Company’s and Mr. Schall’s performance and considering other factors such as Mr. Schall’s tenure in the position and compensation for CEOs at peer companies. Mr. Schall’s 2023 target pay increase took the form of increases to his target annual stock bonus and multi-year performance award. Eighty-eight percent (88%) of Mr. Schall’s 2023 target total pay is in the form of performance-based compensation and the remaining 12% is in the form of fixed compensation.

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Our Compensation Decision-Making Process

Who is Involved in Compensation Decisions

Independent Compensation Committee	Board of Directors
•

Reviews and approves the setting and achievement of performance goals for corporate bonus programs and multi-year performance awards

•

Reviews and approves the target and actual total compensation of the CEO and executive officers

•

Reviews and approves the Company’s business plan, which establishes budgets used for setting annual goals

•

Reviews with the Compensation Committee its determinations for annual compensation and achievement of goals

Independent Compensation Consultant	Shareholders and Other Key Stakeholders
• Provides guidance on executive compensation programs in light of prevailing market practice Steven Hall & Partners was the Compensation Committee’s independent compensation consultant for 2023	• Provide feedback on various executive pay practices and governance during periodic meetings with management and through the annual say-on-pay vote

Chief Executive Officer
• Makes recommendations and provides input with respect to compensation for the NEOs other than himself

How We Review Market Compensation

In determining the total direct compensation for each NEO, the Compensation Committee generally considers a number of factors on a subjective basis, including:

•	the scope of the officer’s responsibilities within the Company and in relation to comparable officers at various companies within the peer group described below;
•	the experience of the officer within our industry and at the Company;
•	performance of the Company and performance of the officer and the officer’s contribution to the Company;
•	the Company’s financial budget and general level of wage increases throughout the Company for the coming year;
•	historical compensation information for the individual officer;
•	the recommendation of the CEO (other than with regard to his own compensation); and
•	data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are considered by the Compensation Committee to be comparable for these purposes.

Although the Compensation Committee reviews the officers’ compensation relative to the peer group, target compensation is not mechanically set at a particular percentage of the peer group average. An officer’s target compensation may vary from the peer group data for the following reasons:

•	the officer’s role and experience within the Company may be different from the role and experience of comparable officers at the peer companies;
•	the actual compensation for comparable officers at the peer companies may be the result of over-performance or under-performance by the peer group;
•	the performance goals for comparable officers at peer companies may not have the same rigor as those established by the Compensation Committee; and
•	the Company’s performance may vary significantly from the performance of peers.

The Compensation Committee believes that the ultimate decision as to appropriate target compensation for a particular officer should be made based on the full review described above.

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How We Select and Use Peer Groups

Peer Group for Market Compensation Purposes

The Compensation Committee uses the peer group described below when evaluating the appropriate levels of executive compensation. In determining the peer group composition, the Compensation Committee considers the following elements:

•	Asset focus (multifamily/complexity of operations): a meaningful portfolio of multifamily properties and/or intense property management operations
•	Size: defined as total capitalization (equity plus debt), generally within 0.5x to 2.0x of AvalonBay
•	Talent: companies with which we could compete for talent

The peer group for 2023 compensation decisions consisted of the companies listed below.

Total Capitalization (Equity + Debt)

($ in billions as of Dec. 29, 2023)

Source: S&P Global

The Compensation Committee regularly reviews the peer group to ensure the members of the peer group remain relevant to our business. For executive compensation set in 2023, the Compensation Committee replaced Vornado Realty Trust with American Homes 4 Rent from the peer group. Vornado Realty Trust was the smallest of the S&P 500 REITs with office properties primarily in the New York City area and its total capitalization was slightly below half of AvalonBay’s. In comparison, American Homes 4 Rent is a residential single-family focused REIT having an expansive portfolio throughout the United States. The Compensation Committee believes American Homes 4 Rent is a more relevant peer company than Vornado Realty Trust.

Peer Groups for Performance Award Measurement Purposes

The Compensation Committee uses a different peer group for determining performance under the executives’ performance awards. This peer group emphasizes multifamily peers rather than similarly sized REITs from varying sectors since the performance metrics—operating performance and shareholder return—are more appropriately compared with direct competitors in our specific sector of the real estate industry.

For the 2023-2025 performance awards that are earned based on three-year relative TSR, we used two indices. The FTSE Nareit Equity Apartments Index represents REITs in the U.S. multifamily housing industry. The FTSE Nareit Equity REITS Index represents a comprehensive group of REITs that spans the U.S. commercial real estate industry, and includes all investment and property sectors other than REITs that have been designated as Timber REITs or Infrastructure REITs.

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For the 2023-2025 performance awards that are earned based on operating metrics, the peer group consisted of the following multifamily REITs:

•	Apartment Income REIT Corp.
•	Camden Property Trust
•	Equity Residential
•	Essex Property Trust, Inc.
•	Mid-America Apartment Communities, Inc.
•	UDR, Inc.

These companies were chosen primarily because they are publicly traded companies in the multifamily industry that are of a size and geographic presence comparable to AvalonBay. For Apartment Income REIT Corp. (“AIR”), given that it underwent a spin-off reorganization in December 2020, an analysis was conducted to determine if, because of unusual and non-recurring impacts of the spin-off transaction that affected on-going financial results and made metrics non-comparable, it should be excluded from the peer results for a period of time; the conclusion of that analysis was that AIR results would be excluded from the peer results for 2021 and 2022 and reintroduced in the first quarter of 2023.

How We Establish Goals and Determine Achievement for Incentive Compensation

Setting Goals

At the beginning of each year, the Board reviews and approves the Company’s business plan and budget, and management proposes to the Compensation Committee corporate goals for that year for the annual cash bonus program and the multi-year performance program. The Compensation Committee reviews the budget and the proposed goals, adopts any revisions to the proposed goals it deems appropriate, and approves the final corporate goals. The approved targets are intended to be rigorous, and our annual goals are consistent with our business outlook provided to the investment community and our business plan.

Annual business unit goals are drafted by the head of each business unit and reviewed, modified, and approved by the Chief Executive Officer and presented to the Compensation Committee.

The individual goals for the annual bonus program are determined in a similar manner. The goals for the Chief Executive Officer are determined and approved by the Compensation Committee. Goals for the other NEOs are determined by the Chief Executive Officer and presented to the Compensation Committee.

Determining Achievement

At the end of each year, the CEO reviews and reports to the Compensation Committee his assessment of the achievement of the corporate goals for both the annual bonus program and the long-term incentive program, as well as achievement of the business unit and individual goals and performance for the annual bonus program for the other NEOs. Actual bonus awards and compensation changes for the CEO, and all executive officers, are approved by the Compensation Committee.

Compensation Consultants

The Compensation Committee engaged Steven Hall & Partners (“Steven Hall”), an executive compensation consulting firm, in 2023 to provide general advice regarding trends and changes in executive and Board compensation, regulations, and governance practices. In 2023 and prior years, Steven Hall discussed the impact of these trends and changes on the Company, particularly in light of the Company’s compensation structure and levels and provided general commentary regarding the Company’s executive compensation structure, goals and levels. The firm also reviewed and, if appropriate, commented to the Committee on the work prepared by Ferguson Partners Consulting, L.P. (“FPC”), management’s compensation consultant for 2023 and prior years. Steven Hall did not provide any services directly to the Company or management and after review, taking into account relevant factors in accordance with SEC guidelines, the Compensation Committee concluded that no conflicts of interest existed in connection with the services that Steven Hall provided to the Committee.

In 2023, management used the services of FPC to provide information about executive pay benchmarking, compensation trends, and performance in the REIT industry, which was shared with the Compensation Committee. In 2022 and 2023, an affiliate of FPC provided certain services to management and the Board, including with respect to recruitment of potential officer and director candidates. The Compensation Committee considered whether FPC’s work for the Company raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. One of the factors considered was the Company’s donation of $25,000 in 2023 to the Centers for Leadership Excellence, a non-profit associated with FPC that is focused on introducing career opportunities in the real estate industry to ethnically diverse college students. The Committee determined that, in light of the nature of the advisory work that FPC does for the Company, the total fees paid to FPC and its affiliates for various services, and the policies that FPC and its affiliates have put in place to prevent compensation advisor conflicts of interest, the engagement of FPC did not create any material conflict of interest.

2023 Compensation Framework and Decisions

With respect to 2023 compensation matters for our NEOs, the Compensation Committee reviewed and approved the following: (i) base salaries, (ii) target cash and stock bonuses, (iii) criteria and metrics for the 2023 annual cash bonuses to be paid in 2024, and (iv) 2023-2025 multi-year performance awards. These reviews and determinations are discussed below.

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Base Salary

The Compensation Committee reviews the executive officers’ base salaries annually by considering the information from the relevant peer group, internal pay equity, and each executive’s position, experience, demonstrated abilities, and level of achievement. In establishing the base salary for each NEO, the Compensation Committee reviewed a reference market rate after considering comparator group company data and evaluated whether that rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the scope of comparable positions in the industry and the comparator group companies. The reference market rate is for review purposes only and base salaries are not determined by the reference market rate. With the exception of the CEO, each of the NEOs received a base salary increase to align with the external market. The table below sets forth the 2023 base salaries for the NEOs.

Name	Base Salary ($)
Mr. Schall	1,000,000
Mr. O’Shea	628,000
Mr. Birenbaum	680,000
Mr. Breslin	680,000
Mr. Schulman	525,000

Annual Cash Incentive Program

Our annual cash bonus program emphasizes short-term goals. The performance measures we assessed to determine payouts under the 2023 Annual Cash Incentive Program are described below.

Annual Cash Incentive Mix

For each metric, the payout is as follows:

Performance level	Payout percentage
Below threshold	No payout
Threshold	50%
Target	100%
Maximum or better	200%

Payouts for achievement that is above threshold but that falls between two performance levels are determined by linear interpolation.

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Core FFO per Share

Core FFO per share is a key measure of the Company’s performance and is, with some variation among REITs, an industry-wide measure. A quarterly goal was implemented in 2021 given the uncertainty associated with the COVID-19 pandemic. Although the pandemic’s impact on our business has stabilized, at the beginning of 2023, uncertainty remained given the consensus outlook for a recession. Therefore, for 2023, a quarterly goal and an annual goal were adopted. The annual and quarterly goals are not duplicative of each other because of the difference in time periods. As the year progressed, the quarterly target goal increased each quarter in line with increased outlook for the year.

Performance Measure	Weight		Threshold	Target Range	Max	Actual	% of Payout
2023 Annual Core FFO per Share	20%		$9.81	$10.21 - 10.41	$10.81	$10.63	155.0%

Performance Measure	Weight	Qtr	Threshold	Target Range	Max	Actual	% of Payout
2023 Quarterly Core FFO per Share*	30%	1st	$2.42	$2.50 – 2.54	$2.62	$2.57	137.5%
		2nd	$2.49	$2.57 – 2.61	$2.69	$2.66	162.5%
		3rd	$2.50	$2.58 – 2.62	$2.70	$2.66	150.0%
		4th	$2.64	$2.72 – 2.76	$2.84	$2.74	100.0%
		Total					137.5%

*	Because quarterly Core FFO goals were set each quarter in alignment with changes in outlook during the year, certain of the quarterly targets were set by a subcommittee of the Board consisting of independent directors who qualify for service on the Compensation Committee.

Development Yield

Development continues to drive value creation at AvalonBay. The Development Yield metric is based on projected NOI divided by total capitalized cost for communities completed during the year as compared to our original budgeted yield for such developments. The target goal is based on meeting our pre-established budgeted yield for each development community. Performance is determined based on the weighted average of the stabilized development yields compared to the weighted average of the original budgeted yields for the basket of annual completions. The yields are weighted based on total capitalized cost. The original budgeted development yield is established at construction start for each property based on each property’s projected NOI divided by total capitalized cost. In this case, the actual variance in stabilized yield compared to original budgeted yield for the 2023 development communities resulted in maximum target payout with respect to that metric.

Performance Measure	Weight	Threshold	Target	Max	% of Target Payout
2023 Development Yield	15%				200.0%

GRESB

GRESB is an organization that reviews ESG data, scores and benchmarks on the real estate and infrastructure industries. The GRESB score is an overall measure of ESG performance, including commitment, disclosure, and implementation. Our ESG goals include reductions in Scope 1, 2 and 3 greenhouse gas emissions, reductions in waste and water, progress on inclusion and diversity initiatives, improvement in our score measuring associate engagement and satisfaction, and increases in our annual community philanthropic investments.

For 2023, GRESB assigned AvalonBay a score of 83 (out of a possible 100). We believe this score reflects our continued progress on our science-based targets and our public commitment to a low-carbon and renewable energy future. AVB maintains its commitment to energy efficiency, increased renewable energy production, and leveraging a third-party environmental certification to support the development of communities that align with our long term environmental goals, among other factors.

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Performance Measure	Weight	Threshold	Target	Max	% of Target Payout
GRESB	7.5%				125.0%

Customer Satisfaction – Mid-Lease Net Promoter Score (“NPS”) and Online Reputation Sentiment

Mid-Lease NPS

Mid-Lease NPS measures customer feedback from residents who have an active six-month or longer lease agreement and are at the midpoint of that lease term. The NPS is calculated by determining the percentage of Promoters (responding residents who provided a 9 or 10 rating) and subtracting the percentage of Detractors (responding residents who provided a rating of 6 or below). Residents are surveyed through an independent third-party platform.

For 2023, we used two semi-annual measures for mid-lease NPS metric. The NPS calculation for 2023 was weighted 30% for the first half of the year and 70% for the second half. The first half was weighted less because NPS going into the year was lower than historic results and was mainly driven by 2022 actions that would be difficult for associates to impact during the first half  of the year; by weighting the second half more, it was believed that associates would feel engaged and empowered to have a positive impact on the second half measure. The 2023 target range was 26-32 because 26 was the actual achievement for 2022 and 32 was the Company’s highest annual performance, which was achieved in 2018. The threshold goal at 21 reflects 50% payout and the max goal at 37 reflects 200% payout. The resulting weighted NPS for 2023 was 24 (NPS of 21 for the first half of 2023 and 25 for the second half of 2023), below the annual target range of 26-32, which equates to 80.0% achievement.

Online Reputation Sentiment

Online reputation sentiment measures the average rating of new reviews within the calendar year for all AVB communities (including communities in lease-up or undergoing redevelopment) and that are still live on Google or Facebook as of the end of the calendar year. This information is monitored and scored by a third party.

Our online reputation sentiment was 4.3 out of 5.0 stars in 2023, which was slightly above the target goal of 4.25. Our positive online reputation sentiment continued to be driven by the outstanding service of our maintenance teams and the responsiveness of on-site leasing staff through their interactions with prospects and residents.

Performance Measure	Weight	Threshold	Target	Max	% of Target Payout
Mid-Lease NPS	3.75%				80.0%
Online Reputation Sentiment	3.75%				112.0%

Qualitative Performance Metrics

The following metrics represent qualitative assessments of AvalonBay’s performance.

Strategic & Corporate Technology Initiatives

Determining our progress on strategic and corporate initiatives requires a qualitative judgment about the Company’s achievement on multi-year corporate investments and projects. Our 2023 strategic and corporate initiatives included:

•	Transforming our operating platform and focusing on creating seamless, personalized experiences made easy for prospects and residents through digital, mobile-first, self-service, and the underlying technology to support it, while removing administrative and redundant tasks from associates to improve efficiency and reduce the cost of delivering service.
•	Leveraging our development expertise to drive earnings growth and value creation by continuing to develop in both our established and expansion regions, including through our Developer Funding Program (“DFP”) in expansion regions. With our DFP, we work with local developers in our expansion regions to source development opportunities that are typically ready to start construction, eliminating entitlement risk. An additional strategic initiative was to use our development expertise to establish and grow our Structured Investment Program.
•	Shifting our overall portfolio towards expansion regions – Southeast Florida, Denver, Austin, Dallas, Charlotte and Raleigh-Durham.
•	Leading in ESG, through reducing Scope 1 and Scope 2 emissions, adding solar installations to increase total renewable energy generation, purchasing approximately 90% renewable energy for our common area procurable electric load, and piloting new opportunities to reduce Scope 3 emissions and common area water use.
•	Replacing our enterprise resource platform with a new system from Workday.

In transforming our operating platform, the Company developed and enhanced digital, self-service applications to support customer experiences when touring, searching for an apartment, applying, and leasing or renewing. Digital applications included enhancements that were developed and rolled out relating to our

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website experience, self-guided tours and self-service lease and renewal signing capabilities. The maintenance team also utilized a mobile workforce management platform to handle maintenance requests more efficiently and effectively. The Company also delivered on the first phase of a new, flexible inventory management tool that will allow us to manage, price and analyze the performance of all our products and their attributes. With our teams, we centralized renewal customer support and administration by hiring a combination of employees at our shared services center and remote employees, and we expanded maintenance neighborhoods to provide for a more efficient maintenance staffing model. We also invested in technology enablers, which included the deployment of smart access and managed wi-fi.

We started construction on six new development communities, of which two were in our expansion regions and four were in our established regions. For the SIP, we generated four new commitments. For the DFP, we had one construction start and added one development right in an expansion region.

Transaction volume across all commercial real estate sectors was muted, slowing our progress against our portfolio goals. With respect to our own portfolio, we completed the sale of four assets in established regions and acquired three communities in our expansion regions.

Our efforts in ESG have reduced our environmental impact, and we have achieved a cumulative reduction in Scope 1 and 2 emissions of 43.6% since the 2017 baseline, in part through our continued development of new onsite solar installations and the purchase of renewable energy for a significant portion of our common area electric load. To reduce Scope 3 emissions, we are piloting solar projects in California using Virtual Net Energy Metering (VNEM) where residents have the opportunity to purchase energy from our rooftop solar installations. Finally, with a goal to reduce common area water use, we explored ways to reduce water consumption in some regions through turf reductions, native and drought tolerant plantings and reduced overall irrigation.

The Company prepared for the transition of its financial and human resources systems to Workday which, upon completion, will centralize numerous business processes across multiple systems into one system. A change management plan for 2024 is also in place that includes a detailed communication and end user training plan.

Strategic and corporate initiatives is weighted 10%. Based on the above and progress on other initiatives, the Compensation Committee determined that the achievement on strategic and corporate initiatives in 2023 was 105.0% of target.

Effectiveness of Management

This qualitative measure considers capital allocation, balance sheet and liquidity management, and investing in people and culture. In 2023, we continue to build out the pipeline of development opportunities, carefully managing liquidity through match-funding and land exposure using option contracts. Our balance sheet ratios continue to remain strong with Net Debt-to-Core-EBITDAre at 4.2x (based on the annualized fourth quarter of 2023) and 95% unencumbered NOI. The Company is well poised to capitalize on growth opportunities should they arise. The Company held its first investor day in ten years, which was well received by the investment community. To measure and support investing in people and culture, we continue to strive to be among the best places to work with a diverse and inclusive team. We also implemented new, streamlined channels of communication that connect associates to the Company’s vision, strategy and initiatives and implemented multiple feedback forums to capture associate feedback more often throughout the year via regular small-group sessions and Speak Ups. For career growth and development, the Company implemented various tools for associates to assist them in career development or advancement, such as mentorship programs and “Gigs”, which are part-time special projects that provide associates with exposure and learning opportunities. For Inclusion & Diversity, representatives met throughout the year and business unit specific plans were created for every department. Training sessions were held to build I&D competency within the teams.

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Effectiveness of management is weighted 10%. Based on the above, the Compensation Committee determined that the achievement on effectiveness of management was 120%.

Cash Bonus Performance Measures
Metric		Weight	Performance (% of target)	Weighted payout
Annual Core FFO per Share	20%		155.0%	31.0%
Quarterly Core FFO per Share	30%		137.5%	41.3%
Development Yield	15%		200.0%	30.0%
GRESB Score	7.5%		125.0%	9.4%
Mid-Lease NPS	3.75%		80.0%	3.0%
Online Reputation Sentiment	3.75%		112.0%	4.2%
Strategic and Corporate Initiatives	10%		105.0%	10.5%
Effectiveness of Management	10%		120.0%	12.0%
Total Payout	100.0%			141.3%

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Business Unit and Individual Component of the Bonus Program

As the CEO of the Company, Mr. Schall is responsible for the performance of the Company and therefore his annual cash bonus is weighted 80% corporate performance and 20% individual performance. Below are his major achievements for 2023:

Mr. Schall

Mr Schall’s major achievements in 2023 included:

•	Leading investor day where we showcased our operations platform and our operating initiative achievements, our development strength, and our well-positioned balance sheet.
•	Ensuring consistent and clear communication to the full organization of the Company’s five strategic focus areas and setting objectives for each so that employees know how they can contribute to the Company achieving its goals. The five strategic focus areas include: transforming our operations, leveraging our development DNA, optimizing our portfolio, leading in ESG, and investing in people and culture.
•	Being agile in our capital sourcing and capital allocation approach.
•	Continuing to evolve our strategy with our DFP and SIP.
•	Continuing to develop effective relationships with shareholders and other stakeholders.

The individual performance achievement for Mr. Schall was determined to be 115% of target.

Set forth below are descriptions of each NEO’s business unit responsibilities and achievements in 2023.

Mr. O’Shea

Key Responsibilities:

Mr. O’Shea’s business unit goals were based on the achievements of the Financial Services Group, for which Mr. O’Shea has direct supervisory responsibility. The Financial Services Group includes the areas of capital markets, accounting, financial reporting, financial planning and analysis, ESG, risk management, tax, internal audit (for which he has administrative oversight), investor relations, and investment fund management, as well as our call center operations, which support our apartment communities.

Major achievements in 2023 included:

•	Assisted in leading the first investor day in a decade.
•	Effectively managed the Company’s 2023 capital plan through a $400M bond issuance at an effective interest rate of approximately 5.2% (after giving effect to an earlier $250M interest rate hedge), execution of $400M of interest rate swaps, and retirement of a $150M term loan at par in September 2023, which was in advance of its February 2024 scheduled maturity.
•	Closed commitments for approximately $100M of incremental SIP investments during the year.
•	Supported Workday implementation where there were significant design efforts across Finance departments.
•	Supported Development deal structuring activities and collaborated with Residential Services to improve efficiency in management of joint ventures.
•	Successful property insurance renewals in a challenging market.
•	Successful oversight of financial and administrative functions provided at the Company’s shared service center, where responsibilities have been expanded to support several of the Company’s strategic operating initiatives.
•	Successful launch by the Company’s shared service center of providing financial administrative support services to a third party for a fee.
•	Continued oversight of ESG programs, including the refinement of Science-Based Targets and achievement of various ESG related goals.

For 2023, the overall achievement for Mr. O’Shea’s business unit was determined to be 114.8% of target.

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Mr. Birenbaum

Key Responsibilities:

Mr. Birenbaum’s business unit goals were based on the achievements of the Investments, Development, Asset Management, Mixed-Use, Design, Construction (including Capital Projects Group and Construction Support Services) and Market Research groups, for which Mr. Birenbaum has direct oversight responsibility.

Major achievements in 2023 included:

•	Finalized regional level portfolio goals, including completion of short- and medium-term disposition lists and regional-level strategic priorities.
•	Managed Development and Construction departments through lower start volumes, while maintaining strong execution.
•	High achievement in Construction through strong budget execution and buy out of construction trades benefitting from declining construction costs, sound scheduling for construction, and continued focus on quality.
•	Overall reduction in apartment renovation turn time of approximately 20% and completion of business process re-engineering efforts to optimize performance.

For 2023, the overall achievement for Mr. Birenbaum’s business unit was determined to be 103.1% of target.

Mr. Breslin

Key Responsibilities:

Mr. Breslin’s business unit goals were based on the achievements of the Residential Services, Revenue Management, Marketing, Engineering, Enterprise Technology (including cybersecurity), Digital Technology (including Data Analytics), Human Resources and Operating Initiatives functions, for which Mr. Breslin has direct oversight responsibility.

Major achievements in 2023 included:

•	NOI for the Company’s same store sales portfolio exceeded budget.
•	Deployed the Company’s centralized lease renewal support team.
•	Commenced the deployment of regional maintenance “neighborhoods” to enable a more efficient onsite maintenance staffing model. Also deployed improved “make-ready” functionality on the Company’s digital platform.
•	Continued to deploy and enhance digital products related to various customer interactions and experiences, consistent with the Company’s operating model strategy. During 2023, deployed the lease renewals and fully digital, self-guided touring experience. Also commenced the development of a new digital inventory system and enhanced the functionality of the Company’s application and leasing experience.
•	Enhanced the Company’s cybersecurity practices through the management of a cybersecurity task force, exercises and training.
•	Implementation of a new talent management framework, including recruiting efforts that support the Company’s inclusion and diversity strategy.
•	Overseeing the deployment of the Company’s transition to a new Human Resource and Financial Planning/Reporting platform.

For 2023, the overall achievement for Mr. Breslin’s business unit was determined to be 113.8% of target.

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Mr. Schulman

Key Responsibilities:

Mr. Schulman’s business unit goals were based on the achievements of the Legal Group, for which Mr. Schulman has direct supervisory responsibility. The Legal Group oversees all legal matters for the Company, including in the areas of Board governance, securities law compliance, real estate transactions, compliance with landlord/tenant and other consumer laws, finance and capital markets transactions, broad-based and executive compensation programs, employment matters, retail leasing, litigation and disputes, data privacy, intellectual property, and compliance with various federal and state regulations.

Major achievements in 2023 included:

•	Continued strong support of capital markets and real estate transactions activity.
•	Handling of litigation proceedings for various departments of the Company.
•	Attention to refinements or clarifications of corporate governance matters, including in relation to cybersecurity matters, bylaws refreshment, compensation recovery and insider trading guidelines.
•	Continued organizational development for the Legal Group.
•	Assisted the Board, Board committees and senior management in their oversight of SEC, regulatory and other compliance matters, cybersecurity, enterprise risk management, litigation, and executive compensation programs.

For 2023, the overall achievement for Mr. Schulman’s business unit was determined to be 115.0% of target.

The achievement of individual goals by each of the named executive officers in 2023 was determined to be 115% of individual target performance with the exception of Mr. Schulman, who was determined to be at 125%.

Annual Cash Bonus

	Weight of Each Component (%)
Name	Corporate	Business Unit	Individual
Mr. Schall	80%	—	20%
Mr. O’Shea	40%	40%	20%
Mr. Birenbaum	40%	40%	20%
Mr. Breslin	40%	40%	20%
Mr. Schulman	40%	40%	20%

Target Bonus Opportunities and Actual Bonuses

Name	Threshold ($)	Target ($)	Maximum ($)	Corporate Achievement %	Business Unit Achievement %	Individual %	Actual Cash Bonus($)(1)
Mr. Schall	750,000	1,500,000	3,000,000	141.3%	NA	115.0%	2,040,600
Mr. O’Shea	471,000	942,000	1,884,000	141.3%	114.8%	115.0%	1,171,513
Mr. Birenbaum	510,000	1,020,000	2,040,000	141.3%	103.1%	115.0%	1,221,302
Mr. Breslin	510,000	1,020,000	2,040,000	141.3%	113.8%	115.0%	1,264,587
Mr. Schulman	262,500	525,000	1,050,000	141.3%	115.0%	125.0%	663,349

(1)	Payouts are based on base salary earned, and the target amounts are based on % of base salary.

Annual Stock Bonus

Mr. Schall’s 2023 annual stock bonus component consisted of the following one-year performance measures. Annual stock bonuses for Messrs. O’Shea, Birenbaum, Breslin and Schulman were based on the achievement of their respective business unit goals, as described above.

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Performance Measure	Weight	Threshold (Payout 50%)	Target (Payout 100%)	Max (Payout 200%)	% of Target Payout
Quarterly Same Store Residential Revenue vs. Target*	25%				100.8%
Annual Same Store Controllable OpEx vs. Target	10%				100.0%
Same Store Base Rental Revenue vs. Submarket Composite	25%				100.0%
Review and Assessment of Development Completions Against Plan in Terms of Capital Cost	15%				85.7%
Review and Assessment of Construction (based on completions)	Budget 8.33%				74.0%
	Safety 8.33%				126.0%
	Quality 8.34%				115.0%
Total	100%				99.3%
*	Based on quarterly results relative to Same Store Revenue re/forecasted at the beginning of each quarter. Each quarter’s achievement is weighted equally at 6.25%.

These performance measures intentionally do not duplicate the performance measures for the corporate annual cash bonus program to ensure that the CEO focuses on all aspects of the Company’s business. Consistent with the quarterly Core FFO metric used in the annual bonus plan, the Same Store Revenue metric was set and reviewed on a quarterly basis instead of annually due to the potential uncertainty at the beginning of 2023 regarding macroeconomic conditions for the year. A new metric, annual same store controllable operating expenses, was added to counterbalance the Same Store Revenue metric. The Development metric focused on completions against plan in terms of capital cost.

Once the final achievement for the annual stock bonus is determined, the number of shares of restricted stock earned by each NEO is calculated and awarded in February of the year following the performance period. The restricted stock will vest ratably over three years after the grant date as long as the NEO remains employed by the Company through each vesting date. Vesting will be accelerated in the event of a termination due to death, disability, retirement, or termination by the Company without cause. For his 2023 stock bonus, in accordance with an election made prior to the end of the prior calendar year and as permitted under the Company’s compensation program for officers, Mr. Schall elected to receive 25% of his earned stock bonus value in the form of a stock option that follows the same vesting schedule as restricted stock; the option has a total Black-Scholes value equal in amount to 25% of the value of the earned stock bonus.

Annual Stock Bonus (based on business unit performance for NEOs other than Mr. Schall)

Name	Threshold ($)	Target ($)	Maximum ($)	Achievement %	Actual Stock Bonus ($)
Mr. Schall	900,000	1,800,000	3,600,000	99.3%	1,787,400
Mr. O’Shea	445,000	890,000	1,780,000	114.8%	1,021,720
Mr. Birenbaum	500,000	1,000,000	2,000,000	103.1%	1,031,000
Mr. Breslin	500,000	1,000,000	2,000,000	113.8%	1,138,000
Mr. Schulman	225,000	450,000	900,000	115.0%	517,500

Annual stock bonus awards (and the option award in lieu of stock as described above) in respect of 2023 service will be disclosed in the 2025 proxy statement Summary Compensation Table as they were granted in February 2024.

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Discretionary Stock Bonus

In February 2024, the Compensation Committee granted Mr. Schulman a discretionary stock grant of $250,000 in recognition of his long-time stewardship of the Legal Group and his proactive focus on risk assessment.

Multi-Year Performance Award Program

Under our multi-year, long-term incentive award program, performance awards are granted each year with a target number of performance units and the number of units earned may be reduced or increased from the target number at the end of the three-year performance period depending on achievement against established metrics. For the 2023-2025 performance period, payouts will be determined based on the Company’s performance against two relative TSR metrics and two relative financial operating metrics, as described below. The performance units that are earned at the end of the performance period will be settled in shares of common stock and a cash payment equal to the dividends that would have been earned on that number of shares from the grant date of the award through its settlement date.

The performance awards strengthen the alignment of executive compensation with long-term stockholder value creation. The two indices selected for the relative TSR metric represent the broader REIT industry and the REIT apartment industry, which we believe are complementary investment vehicles for our investors. The operating metrics for the 2023-2025 Performance Awards—Core FFO per share growth and Net Debt to Recurring EBITDA ratio, each measured relative to the performance of our peers—motivates our officers to focus on critical operating performance objectives that we believe will contribute to sustainable stockholder returns over the long term. Previously, relative net asset value (“NAV”) per share growth was part of the operating metrics but was removed starting with the 2023-2025 Performance Awards because it was based on a spot consensus estimate, which was found to have a high degree of subjectivity from the analysts’ reports from which it was derived.

The targets set for the four performance metrics are intended to be challenging. Achievement of maximum performance levels would require meaningful outperformance over the performance period.

2023–2025 Performance Awards

The metrics included in the performance awards made in 2023 with a three-year performance period ending on December 31, 2025, are as follows:

	Performance Level and Payouts(1) (relative performance stated as percentage points above or below index performance)
TSR Metrics (Weighted 55%)	Threshold 50% payout	Target 100% payout	Max 200% payout	Percent of Total Metrics

Relative to FTSE Nareit Equity Apartments Index				35.75%

Relative to FTSE Nareit Equity REITs Index				19.25%

Performance Level and Payouts(1)
(relative performance stated as (i) percentage points above or below average peer
	performance(2) or (ii) difference between AVB performance and average peer performance)
Operating Metrics (Weighted 45%)	Threshold 50% payout	Target 100% payout	Max 200% payout	Percent of Total Metrics
Core FFO per share growth vs. peers				22.5%
Net Debt to Recurring EBITDA vs. peers				22.5%
(1)	For results between threshold and target, or between target and maximum, payouts will be determined using straight-line interpolation. There is no payout for performance below threshold.
(2)	The peers used in calculating the operating metrics are Apartment Income REIT Corp., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc., and UDR, Inc. Operating metrics for companies that are acquired during the performance period will be factored in for the portion of the performance period that they were publicly traded companies that published operating results. A peer company may also be excluded for a period of time in the case of a business reorganization, merger, split or other transaction after which results are no longer comparable. See “Our Compensation Decision-Making Process—How We Select and Use Peer Groups—Peer Groups for Performance Award Measurement Purposes.”

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The target, threshold and maximum number of performance units granted in 2023 that may be earned for the 2023-2025 performance period are shown below.

		2023 – 2025 TSR Metric			2023 – 2025 Operating Metric
Name	Target Dollar Value ($)	Threshold (#)	Target(1) (#)	Maximum (#)	Threshold (#)	Target(1) (#)	Maximum (#)
Mr. Schall	4,200,000	6,945	13,889	27,778	5,682	11,363	22,726
Mr. O’Shea	1,320,000	2,183	4,365	8,730	1,786	3,571	7,142
Mr. Birenbaum	1,500,000	2,480	4,960	9,920	2,029	4,058	8,116
Mr. Breslin	1,500,000	2,480	4,960	9,920	2,029	4,058	8,116
Mr. Schulman	700,000	1,158	2,315	4,630	947	1,894	3,788
(1)	To derive the target number of TSR Metric units and the number of Operating Metric units, 100% of the target dollar value allocable to that metric was divided by the 20-trading day average closing stock price of the Company’s common stock ending on December 31, 2022, of $166.323. For the Summary Compensation Table, the value of the TSR Metric target units was determined using a Monte Carlo value of $206.97 for each unit, and the value of the operating metric units was determined based on the closing stock price on the grant date on March 1 of $177.83. The shares of stock issued upon settlement of awards are not subject to further additional time vesting requirements and will be delivered together with a cash payment representing the dividends that were paid on the number of earned shares from the date of grant of the award through the date of its settlement.

Settlement of 2021–2023 Performance Awards

Our 2021–2023 Performance Awards were structured similarly to the 2023–2025 Performance Awards, with a focus on TSR metrics and operating metrics.

TSR Metrics (Weighted 50%)	Weight	Threshold	Target	Max	% of Target Payout
AvalonBay 3-yr TSR vs. Nareit Equity REIT Index	15%				116.8%
AvalonBay 3-yr TSR vs. Nareit Apt Index	35%				174.3%
TSR Metrics %					157.0%

Operating Metrics (Weighted 50%)	Weight	Threshold	Target	Max	% of Target Payout
3-yr Core FFO per share growth vs. Peers	20%				87.6%
3-yr Net Debt-to-Core EBITDA vs. Peers	15%				108.0%
NAV per Share Growth vs. Peers (1)	15%				92.6%
Operating Metrics %					95.2%
Overall Achievement %					126.1%
1)	NAV per Share Growth vs Peers is based on Consensus NAV per Share as reported by S&P Global as of December 31, 2023. S&P Global publishes the Consensus NAV per Share for each company as the average of the NAV per share reported by all analysts reporting this figure for that company.

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The following table shows the actual performance units earned at the completion of the three-year performance period ended December 31, 2023. These awards were settled in unrestricted shares of stock.

Name	Target Number of Performance Units	Overall Performance Achievement Awarded (%)	Actual Number of Performance Units Earned	Cash Dividend Equivalent Paid Based on Earned Units ($)	Total Dollar Value of Earned Perf Units as of Feb. 13, 2024 ($)
Mr. Schall	23,076	126.1%	29,099	562,193	5,570,422
Mr. O’Shea	7,384	126.1%	9,311	179,889	1,782,405
Mr. Birenbaum	8,308	126.1%	10,477	202,416	2,005,612
Mr. Breslin	8,308	126.1%	10,477	202,416	2,005,612
Mr. Schulman	3,816	126.1%	4,812	92,968	921,161

Realized Pay for 2023 Performance

The following chart shows one of the ways our Compensation Committee evaluated compensation paid to the NEOs for service and performance with respect to 2023. This chart differs from the Summary Compensation Table. The Summary Compensation Table includes several items that are driven by accounting and reporting requirements that do not necessarily reflect the compensation actually realized by our NEOs during or with respect to 2023. The primary differences between the 2023 compensation of our NEOs as reported in this Realized Pay for 2023 Performance Table and as reported in the Summary Compensation Table are the following (i) the Summary Compensation Table uses the grant date fair value of restricted stock awarded in February 2023 with respect to 2022 service, whereas the Realized Pay for 2023 Performance Table uses the grant date fair value of restricted stock awarded in February 2024 with respect to 2023 service, and (ii) the Summary Compensation Table uses the grant date fair value of the 2023-2025 performance awards that were awarded in February 2023, whereas the Realized Pay for 2023 Performance Table uses the value (as of the date of settlement) of the unrestricted shares, and cash in respect of accrued dividends, received by each NEO upon settlement of the maturing 2021–2023 performance awards.

1.	Cash bonus reflects the cash awards made in February 2024 with respect to performance under the annual cash bonus program in 2023 in the following amounts: Mr. Schall - $2,040,600, Mr. O’Shea - $1,171,513, Mr. Birenbaum - $1,221,302, Mr. Breslin - $1,264,587 and Mr. Schulman -$663,349.
2.	2023 earned annual stock bonuses in the following amounts: Mr. Schall $1,787,400, Mr. O’Shea - $1,021,720, Mr. Birenbaum - $1,031,000, Mr. Breslin - $1,138,000 and Mr. Schulman - $517,500. Mr. Schulman also received a discretionary stock grant of $250,000. These bonuses were in the form of time-based restricted stock issued in February 2024 for performance in 2023 and will be reflected in the 2025 proxy statement. Mr. Schall elected to receive 25% of his 2023 earned stock bonus in the form of a stock option, and accordingly 25% of the amount for Mr. Schall was issued in the form of a stock option in lieu of restricted shares of stock.
3.	For performance awards, target value reflects the dollar value used by the Company in February 2021 to determine the target number of 2021 – 2023 performance award units granted to the NEO. For performance awards, realized value reflects the February 2024 settlement value of the 2021-2023 performance awards (whichconsists of unrestricted shares and a dividend equivalent cash payment on those shares) in the following amounts: Mr. Schall - $5,570,422, Mr. O’Shea - $1,782,405, Mr. Birenbaum - $2,005,612, Mr. Breslin - $2,005,612 and Mr. Schulman - $921,161. The value of the unrestricted shares received by each NEO upon settlement of the 2021-2023 performance awards was calculated using a price of $172.11 per share, the closing price of the Company’s common stock on the NYSE on February 13, 2024.

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Other Benefits

Pursuant to our Deferred Compensation Plan, certain employees, including the NEOs, may defer up to 25% of annual base salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investments in mutual funds.

We have an employee stock purchase plan that provides our employees the opportunity to purchase our common stock at a 15% discount to the lower of the closing price of the common stock, as reported on the NYSE, on the first business day of the purchase period or the closing price of the common stock on the last day of the purchase period. There were two purchase periods in 2023: January 1 through June 10 and July 1 through December 10. Employees had the opportunity to purchase up to $12,500 of our common stock at the discounted rate during each of the two purchase periods.

We maintain a 401(k) retirement savings plan and, as of December 31, 2023, we match 50% of the contributions up to the first eight percent of a participant’s eligible compensation (subject to certain tax limitations). We offer medical, dental and vision insurance plans, with a portion of the cost paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee.

Compensation Policies

Executive Stock Ownership Guidelines

The Company believes it is important for senior officers to hold Company stock. To that end, the Board has established the Senior Officer Stock Ownership Guidelines for officers who are at the senior vice president level or above. These guidelines provide that the following classes of senior officers are expected to maintain ownership of common stock (including unvested restricted shares) equal to the indicated multiple of base salary. Stock that counts towards satisfaction of these guidelines includes shares owned by the officer or his or her immediate family sharing the same household, including shares of restricted stock still subject to vesting as well as shares purchased through the Company’s employee stock purchase program. Shares underlying stock options or multi-year performance awards do not count toward satisfaction of these guidelines.

CEO	6 times
Chief Financial Officer and Executive Vice Presidents	3 times
Senior Vice Presidents	1.5 times

Covered officers must achieve the required ownership within five years of the date they become subject to these guidelines. The full text of the Senior Officer Stock Ownership Guidelines, which includes a retention policy for executives who have not achieved the required ownership level, is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.” All of our covered executives who have been in office for at least five years are in compliance with the stock ownership guidelines.

Anti-Hedging and Anti-Speculation Policy

The Board has adopted the following Anti-Hedging and Anti-Speculation Policy, which applies to all officers, employees, and directors:

“Associates (including officers) and members of the Board of Directors of the Company may not, directly or indirectly (including, without limitation, through trading done by immediate family members sharing the person’s household and/or not financially independent of such person or through trading done through an account over which the person has investment power or authority):

1.	Sell Company equity securities short (i.e., sell Company equity securities that are not owned by the seller at the time of sale).
2.	Buy or sell securities or financial instruments that are derivatives of Company equity securities, including, without limitation, puts, calls, futures contracts and options (other than receiving employee stock options under the Company’s Stock Incentive Plan).
3.	Purchase financial instruments or engage in other transactions for the purpose of speculating in Company equity securities, including, without limitation, financial instruments and transactions designed for the purpose of providing the economic equivalent of profiting from a change in the value of Company equity securities.
4.	Purchase financial instruments or engage in other transactions for the purpose of hedging or offsetting a decrease in the price of Company equity securities, including, without limitation, prepaid variable forward contracts, equity swaps and collars.”

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No Pledging Policy

The Board has also adopted the following No Pledging Policy:

“No officer and no member of the Board of Directors of the Company may, directly or indirectly (including, without limitation, through accounts owned by immediate family members sharing the person’s household and/or not financially independent of such person or through trading done through an account over which the person has investment power or authority), purchase Company equity securities on margin, hold Company equity securities in a margin account, or borrow money from a broker or other lender that is secured by Company equity securities.”

Severance Policy

The Board has adopted a Policy Regarding Shareholder Approval of Future Severance Agreements (the “Severance Policy”). The Severance Policy generally provides that the Company will not, without stockholder approval or ratification, enter into or bind the Company to the terms of any severance agreement with a senior executive officer that provides for severance benefits (as defined) in excess of 3.0 times the sum of the officer’s base salary plus annual bonus. The full text of the Severance Policy is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.”

Compensation Recovery Policy (“Clawback” Policy)

On September 29, 2023, in compliance with applicable NYSE listing rules, the Board adopted a compensation recovery (or “clawback”) policy (the “Compensation Recovery Policy”), which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. Further, the Company has maintained the provisions of its prior compensation recoupment policy allowing the Board of the Compensation Committee discretion to require forfeiture or reimbursement of incentive compensation paid or awarded to any officer holding the title of senior vice president or above and not covered by mandatory clawback under the Compensation Recovery Policy. The Compensation Recovery Policy has been filed as Exhibit 97 to the Form 10-K, and is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.” At no time during or after the year ended December 31, 2023, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2023, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Dates and Pricing of Stock and Option Grants

The Compensation Committee approves the number of shares underlying options or the number of shares of restricted stock to award to officers as part of their annual compensation. The award date for options and stock grants is a date in February set by the Compensation Committee, but that date may be delayed if there is a pending announcement by the Company of material non-public information, such as an earnings release. In all cases, our stock and options are granted: (i) on the date described above; (ii) the first business day of the month following the date of (or a date set in connection with) a new employee’s start with the Company, as approved by the Chief Executive Officer or the Compensation Committee in advance of the start date; or (iii) the first business day of the month following the date of approval by the Chief Executive Officer for retention or recognition purposes (under his delegated authority to grant equity awards to certain employees of up to a Board-authorized maximum value of $250,000). Option exercise prices are equal to the NYSE closing price of our common stock on the date of grant.

Transactions in Company Stock by Officers and Directors

All officers and directors must receive prior authorization for any purchase or sale of our common stock (unless made pursuant to a previously approved Rule 10b5-1 plan, by automatic dividend reinvestment, or through our employee stock purchase plan), which, in the case of open market transactions, is generally only given during approved trading windows that are generally established in advance based upon earnings release dates.

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Risk Considerations

The Compensation Committee reviewed and considered risks arising from the Company’s compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:

•	preexisting, defined goals are set for annual bonuses and long-term incentive awards;
•	annual goals contain multiple financial targets, including performance against a pre-approved budget;
•	performance goals include both absolute performance and performance relative to industry peers;
•	annual goals balance financial and non-financial performance;
•	incentive plans incorporate goals for corporate, business unit, and individual performance;
•	performance goals include achievement against both single year and multi-year metrics;
•	executive compensation is structured as a mix of salary, cash bonus, and equity awards;
•	equity awards vest over time with a minimum vesting period of one year;
•	the provisions of the Compensation Recovery Policy;
•	bonus and long-term equity programs include maximum payout levels;
•	all unvested equity awards are forfeited upon a termination of employment for cause or voluntary termination under certain circumstances;
•	the metrics that determine our incentive awards include a goal addressing appropriate leverage ratios; and
•	while awards are generally made in relation to performance against specific goals, the Compensation Committee retains the discretion to adjust annual bonuses of cash and restricted stock as may be warranted by specific circumstances.

Following this review, the Compensation Committee concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.

Compensation Committee Report

The Compensation Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Richard J. Lieb (Chair)
Terry S. Brown
Stephen P. Hills
W. Edward Walter

Compensation Committee Interlocks and Insider Participation

Richard J. Lieb, Terry S. Brown, Alan B. Buckelew, Stephen P. Hill and W. Edward Walter each served on the Compensation Committee during 2023. Mr. Brown joined the Compensation Committee on May 24, 2023, and Mr. Buckelew left the Committee that day in conjunction with his retirement from the Board. No member of the Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure herein. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than service as a director).

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Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation amounts paid in or earned by each of the NEOs for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Executives are eligible to defer a portion of their salaries and bonuses under our Nonqualified Deferred Compensation Plan. The amounts shown below are before any deferrals under the Nonqualified Deferred Compensation Plan.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Benjamin W. Schall Chief Executive Officer & President	2023	1,000,000	—		6,029,666	378,140	2,040,600	—	31,281	9,479,687
	2022	1,000,000	—		5,984,043	367,203	1,999,800	—	42,162	9,393,208
	2021	923,077	1,500,000	(8)	11,838,442	—	2,057,400	—	58,772	16,377,691
Kevin P. O’Shea Chief Financial Officer	2023	622,615	—		2,485,578	—	1,171,513	—	31,593	4,311,299
	2022	600,000	—		2,602,358	—	1,109,351	—	28,532	4,340,241
	2021	600,000	—		2,212,777	399,986	938,100	—	28,244	4,179,107
Matthew H. Birenbaum Chief Investment Officer	2023	674,231			2,909,080	—	1,221,302	—	31,593	4,836,206
	2022	640,385	—		3,247,861	—	1,220,298	—	28,532	5,137,076
	2021	600,000	—		2,349,124	499,997	1,259,280	—	28,244	4,736,645
Sean J. Breslin Chief Operating Officer	2023	674,231	—		2,886,851	—	1,264,587	—	31,314	4,856,983
	2022	640,385	—		3,010,304	—	1,211,287	—	28,460	4,890,436
	2021	600,000	—		2,397,630	499,997	1,164,240	—	27,906	4,689,773
Edward M. Schulman Executive Vice President	2023	520,192	—		1,218,375	—	663,349	—	26,679	2,428,595
	2022	500,000	—		1,238,586	—	620,800	—	24,631	2,384,017

(1)	The amounts shown as salary in column (c) reflect actual payments received in each indicated year, which may vary slightly from the salary described in the Compensation Discussion and Analysis as a result of (i) the number of payroll periods in each calendar year and (ii) the fact that salary increases do not go into effect until early March of each year.
(2)	The amounts in column (e) include restricted stock awards actually granted during the fiscal year for service in the prior fiscal year. For example, the row for 2023 includes the value of stock awards made in February 2023 with respect to 2022 service. The amounts in column (e) also include the grant date fair value of the performance award granted for that year. For example, the row for 2023 includes the 2023-2025 performance award that was granted in February 2023.
(3)	The amounts in column (e) reflect the aggregate grant date fair value of stock awards made in the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, computed in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures related to service-based vesting, for restricted stock awards and performance unit awards made pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan. The value of restricted stock awards is based solely on the closing price of our Common Stock on the NYSE on the date of grant and no assumptions were used in the calculation of this value. The value of performance unit awards based on operating metrics made in 2023, for the measurement period of January 1, 2023 — December 31, 2025, is based on the closing price of our Common Stock on the NYSE on February 23, 2023, the date of grant, of $177.83. The value of performance unit awards based on TSR metrics made in 2023 for the measurement period 2023-2025 is based on the Monte Carlo value on February 23, 2023 of $206.97. The total realizable value of the performance unit awards, if earned at maximum on the date of grant, for the NEOs is: Mr. Schall—$9,790,577; Mr. O’Shea—$3,076,910; Messrs. Birenbaum and Breslin—$3,496,411; and Mr. Schulman—$1,631,891.

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(4)	The amounts in column (f) reflect the aggregate grant date fair value of stock option awards made pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan in the fiscal years ended December 31, 2021 and December 31, 2022, and December 31, 2023, computed in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures related to service-based vesting. These amounts were determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to estimate the grant date fair value of options granted in February 2023 are shown below:

Assumption
Risk-free interest rate	4.09%
Average life	5 years
Volatility	29.23%
Dividend yield	4.00%
Fair value per share	$37.54

(5)	The amounts shown in column (g) reflect annual cash bonus awards to the NEOs determined by the Compensation Committee in February of the following year based upon the achievement of the performance metrics established in the year indicated, as more fully described in the Compensation Discussion and Analysis above.
(6)	All earnings under the Company’s nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.
(7)	For 2023, the amounts shown in column (i) include, for each NEO (a) amounts contributed by the Company to the NEOs’ 401(k) accounts in the amount of $11,250 each for Messrs. Schall, O’Shea, Birenbaum, Breslin, and Schulman; (b) medical benefit premiums paid by the Company (inclusive of Health Savings Account contributions) in the amount of $19,129 for Mr. Schall; $18,316 for Messrs. O’Shea, Breslin, and Birenbaum; and $12,700 for Mr. Schulman; (c) the premiums paid by the Company for a standard term life insurance policy in the face amount of $750,000 for: Mr. Schall—$902; Messrs. O’Shea and Birenbaum—$2,027; Mr. Breslin—$1,748; and Mr. Schulman—$2,729.
(8)	The amount shown in this column reflects a one-time payment made upon hire to Mr. Schall as provided for in his employment agreement dated December 4, 2020, which expired pursuant to its terms in January 2024.

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Grants of Plan-Based Awards

The table below sets out the grants made to the NEOs in 2023 under the Equity Incentive Plan.

									All Other	All Other
									Stock	Option
			Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
			Non–Equity Incentive Plan			Under Equity Incentive Plan			Number of	Number of	or Base	Fair Value
			Awards(1)			Awards(2)			Shares of	Securities	Price of	of Stock
									Stock or	Underlying	Options	and Options
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Type	Date	(#)	(#)	(#)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Share)	($)(2)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Mr. Schall	Annual (Cash & Stock)	2/23/2023	1,650,000	3,300,000	6,600,000	—	—	—	—	—	—	—
	Stock Options	2/23/2023	—	—	—	—	—	—	—	10,073	177.83	378,140
	RSA - Annual Incentive	2/23/2023	—	—	—	—	—	—	6,379	—	—	1,134,378
	Performance Units - CY23-25	2/23/2023	—	—	—	12,626	25,252	50,504	—	—	—	4,895,289
Mr. O’Shea	Annual (Cash & Stock)	2/23/2023	916,000	1,832,000	3,664,000	—	—	—	—	—	—	—
	RSA - Annual Incentive	2/23/2023	—	—	—	—	—	—	5,326	—	—	947,123
	Performance Units - CY23-25	2/23/2023	—	—	—	3,968	7,936	15,872	—	—	—	1,538,455
Mr. Birenbaum	Annual (Cash & Stock)	2/23/2023	1,010,000	2,020,000	4,040,000	—	—	—	—	—	—	—
	RSA - Annual Incentive	2/23/2023	—	—	—	—	—	—	6,528	—	—	1,160,874
	Performance Units - CY23-25	2/23/2023	—	—	—	4,509	9,018	18,036	—	—	—	1,748,205
Mr. Breslin	Annual (Cash & Stock)	2/23/2023	1,010,000	2,020,000	4,040,000	—	—	—	—	—	—	—
	RSA - Annual Incentive	2/23/2023	—	—	—	—	—	—	6,403	—	—	1,138,645
	Performance Units - CY23-25	2/23/2023	—	—	—	4,509	9,018	18,036	—	—	—	1,748,205
Mr. Schulman	Annual (Cash & Stock)	2/23/2023	487,500	975,000	1,950,000	—	—	—	—	—	—	—
	RSA - Annual Incentive	2/23/2023	—	—	—	—	—	—	2,263	—	—	402,429
	Performance Units - CY23-25	2/23/2023	—	—	—	2,105	4,209	8,418	—	—	—	815,946
(1)	The amounts shown in columns (d), (e) and (f) reflect the threshold, target, and maximum payment levels for 2023 under our annual bonus plan, which were established on February 23, 2023. The annual bonus is paid in cash and restricted stock. The actual cash bonuses received by each of the NEOs for performance in 2023, paid in 2024, are set out in column (g) of the Summary Compensation Table. Under applicable SEC rules, earned stock bonuses will be disclosed in the 2025 proxy statement Summary Compensation Table as the actual grant of restricted stock based on 2023 achievement occurred in 2024.
(2)	The amounts shown in columns (g), (h) and (i) reflect the threshold, target and maximum number of performance units awarded in 2023 for the performance period of January 1, 2023 — December 31, 2025 under the long-term incentive performance program. The grant date fair value of 2023-2025 awards is based on the closing price on the grant date of $177.83 for the operating metric portion of the award and the Monte Carlo value of $206.97 for the TSR metric portion of the award. Cash dividends will be accrued and paid at the end of the performance period based on the actual number of performance units earned.
(3)	The number of shares of restricted stock shown in column (j) granted on February 23, 2023 represents the actual number of shares of restricted stock granted to the NEOs, with respect to performance in 2022, and does not represent compensation for performance in 2023. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.
(4)	The stock option has an exercise price equal to the closing stock price on the date of grant at $177.83 per share, vests ratably over a three-year period ending March 1, 2026, and has a 10-year term.
(5)	For the February 23, 2023 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of $177.83. For the February 23, 2023 grants of stock options, the grant date fair value of option award is determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to determine the grant date fair value are described in footnote (5) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End

The table below sets out outstanding equity awards held by the NEOs as of December 31, 2023.

		Option Awards					Stock Awards(1)
											Equity
				Equity						Equity	Incentive
				Incentive						Incentive	Plan Awards:
				Plan						Plan	Market or
				Awards:					Market	Awards:	Payout Value
		Number of	Number of	Number of					Value of	Number of	of Unearned
		Securities	Securities	Securities			Number of		Shares or	Unearned	Shares, Units
		Underlying	Underlying	Underlying			Shares or		Units of	Shares, Units or	or Other
		Unexercised	Unexercised	Unexercised	Option		Units of Stock		Stock That	Other Rights	Rights That
		Options	Options	Unearned	Exercise	Option	That Have Not		Have Not	That Have Not	Have Not
		(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)(7)	(#)(8)	($)(7)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Mr. Schall	2/1/2021	—	—	—	—	—	9,231	(2)	1,728,228	—	—
	2/25/2021	—	—	—	—	—	29,099	(3)	5,447,915	—	—
	2/17/2022	2,768	5,536	—	236.14	2/17/2032	3,110	(5)	582,254	—	—
	3/1/2022	—	—	—	—	—	—		—	33,532	6,277,861
	2/23/2023	—	10,073	—	177.83	2/23/2033	6,379	(6)	1,194,276	50,504	9,455,359
Mr. O’Shea	2/25/2021	13,966	—	—	180.32	2/25/2031	10,716	(3)(4)	2,006,250	—	—
	2/17/2022	—	—	—	—	—	2,598	(5)	486,398	—	—
	3/1/2022	—	—	—	—	—	—		—	10,244	1,917,882
	2/23/2023	—	—	—	—	—	5,326	(6)	997,134	15,872	2,971,556
Mr. Birenbaum	2/25/2021	17,458	—	—	180.32	2/25/2031	11,798	(3)(4)	2,208,822	—	—
	2/17/2022	—	—	—	—	—	3,802	(5)	711,810	—	—
	3/1/2022	—	—	—	—	—	—		—	11,584	2,168,756
	2/23/2023	—	—	—	—	—	6,528	(6)	1,222,172	18,036	3,376,700
Mr. Breslin	2/25/2021	17,458	—	—	180.32	2/25/2031	11,888	(3)(4)	2,225,671	—	—
	2/17/2022	—	—	—	—	—	3,131	(5)	586,186	—	—
	3/1/2022	—	—	—	—	—	—		—	11,584	2,168,756
	2/23/2023	—	—	—	—	—	6,403	(6)	1,198,770	18,036	3,376,700
Mr. Schulman	2/25/2021	6,983	—	—	180.32	2/25/2031	5,443	(3)(4)	1,019,038	—	—
	2/17/2022	—	—	—	—	—	1,050	(5)	196,581	—	—
	3/1/2022	—	—	—	—	—	—		—	5,284	989,270
	2/23/2023	—	—	—	—	—	2,263	(6)	423,679	8,418	1,576,018
(1)	Stock awards in column (g) vest ratably over three years beginning on March 1 of the year following the date of the grant. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock. Column (g) also includes earned performance units for the 2021 – 2023 period that cliff vested on March 1, 2024. Cash dividends are accrued and paid at the end of the performance period based on the actual number of performance units earned.
(2)	Represents a sign-on stock bonus award issued in 2021 that vested ratably over three years beginning on February 1, 2022.
(3)	Represents performance unit awards that were earned for the 2021-2023 performance period, which were earned as of December 31, 2023 and cliff vested on March 1, 2024.
(4)	This amount also represents the annual stock bonus award issued in 2021 in respect of 2020 performance that vests ratably beginning on March 1, 2022.
(5)	Represents the annual stock bonus award issued in 2022 in respect of 2021 performance that vests ratably beginning on March 1, 2023.
(6)	Represents the annual stock bonus award issued in 2023 in respect of 2022 performance that vests ratably beginning on March 1, 2024.
(7)	Based on the closing price of the Common Stock as reported on the NYSE on December 29, 2023, the last trading of 2023, of $187.22 per share.
(8)	The amounts in column (i) consist of performance units awarded to the NEO at maximum performance for the 2022-2024 performance period and the 2023-2025 performance period. The actual number of earned units will be determined at the end of the respective performance period and settled in unrestricted shares of Common Stock and a cash payment equal to the dividends earned on such number of shares from the grant date to the settlement date on March 1, 2025 and March 1, 2026, respectively.

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Option Exercises and Stock Vested

The following table identifies the number of shares underlying options exercised during 2023 for each of the NEOs, the value realized on such exercises, the number of shares of restricted stock and performance awards that vested during 2023 for each NEO and the value of such shares on the date of vesting.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Mr. Schall	—	—	22,488	3,873,253
Mr. O’Shea	—	—	10,095	1,698,080
Mr. Birenbaum	—	—	11,374	1,913,221
Mr. Breslin	—	—	11,071	1,862,253
Mr. Schulman	—	—	4,723	794,456
(1)	The value in column (e) reflects shares of restricted stock and earned performance awards for the January 1, 2020 – December 31, 2022 period that vested on March 1, 2023. The closing price of our Common Stock, as reported on the NYSE for March 1, 2023, was $168.21 per share. In the case of Mr. Schall, this additionally represents the one-third of Mr. Schall’s sign-on bonus that vested on February 1, 2023. The closing price of our Common Stock, as reported on the NYSE for February 1, 2023, was $178.02 per share.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer.

The following describes our methodology and the resulting Chief Executive Officer pay ratio, and is a reasonable estimate, based on all individuals employed by AvalonBay Communities, Inc. as of December 31, 2023. To identify the median employee, we utilized wages reported in Box 1 of IRS Form W-2. Box 1 pay was selected as the most appropriate, consistently applied compensation measure as it captures compensation earned through various incentive plans offered throughout the Company. Wages were annualized for employees who joined the Company during 2023. Employees who were hired in late December 2023, and consequently did not receive any wages in 2023, were not considered in the median employee calculation.

After identifying the median employee based on W-2 wages, total compensation for the median employee was calculated using the same methodology as was used for calculating the Chief Executive Officer’s total compensation in the Summary Compensation Table. The annual total compensation for 2023 for the Chief Executive Officer was $9,479,687. The annual total compensation for 2023 for the median employee was $80,764, made up of approximately $70,012 in cash compensation and $10,752 in all other compensation, such as 401(k) Company contributions, and company-paid medical premiums. As a result, the estimated ratio of the Chief Executive Officer’s pay to the pay of the median employee is 117 to 1.

In an effort to provide additional context on the pay ratio disclosure, the Company is providing the following background information. As of December 31, 2023, we had 3,032 employees, of which 1,954 were employed on-site at our operating apartment communities and 77 employees were employed on a part-time basis. The total population also includes 255 employees at the Customer Care Center, our in-house administrative support and call center located in Virginia Beach, VA, a significant portion of whom work remotely in locations across the United States. The average tenure of all employees is approximately seven years. The Company generally staffs its business with full time employees and not part-time employees or the employees of subcontractors; we do however use subcontractors on occasion to supplement the staffing at certain operating communities and we do on occasion use part time or seasonal employees. With regard to our development and construction activities, we engage various other firms to engage in the professional design and construction of our communities (i.e., architectural plans, engineering plans, foundation work, carpentry, drywall, framing, etc.).

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Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing information for our Chief Executive Officer (who is our principal executive officer or “PEO”) and the other NEOs about the relationship between “compensation actually paid” to such individuals (as calculated in accordance with Item 402(v) of Regulation S-K) and certain financial performance measures. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Compensation Discussion and Analysis” on page 28.

For AvalonBay, the “compensation actually paid” to our NEOs for a given year, as calculated in accordance with Item 402(v) of Regulation S-K, includes cash amounts paid for service, the value of other items included in “all other compensation” in the Summary Compensation Table, the change in the fair value of unvested equity awards during the year (through year end or at any earlier vesting date) and the year-end fair value of equity awards granted during the year that remain unvested at year end. In this way, “compensation actually paid” takes into account changes in the fair value of equity awards using closing stock prices and Monte Carlo values. Our equity awards consisted of restricted shares of Common Stock, stock options, and multi-year performance awards that are earned based upon the achievement of TSR and operating metrics. Accordingly, the “compensation actually paid” to our NEOs as reported in the table below was greatly influenced by the value of our Common Stock price, which varied over the measurement period as illustrated in the following table:

Fiscal Year End	Closing Stock Price	Year over Year Change
December 29, 2023	$187.22	16%
December 30, 2022	$161.52	-36%
December 31, 2021	$252.59	57%
December 31, 2020	$160.43	-23%
December 31, 2019	$209.70	20%

Pay Versus Performance Table

							Value of Initial Fixed $100
							Investment Based On:
										Core Funds
	Summary		Summary		Average	Average				From
	Compensation	Compensation	Compensation	Compensation	Summary	Compensation		Peer		Operations
	Table Total	Actually Paid	Table Total for	Actually Paid	Compensation	Actually Paid	Total	Group Total		per Share
Fiscal	for Benjamin	to Benjamin W.	Timothy J.	to Timothy J.	Table Total for	to Non-PEO	Shareholder	Shareholder	Net	(Core
Year	W. Schall(1)	Schall(2)	Naughton(3)	Naughton(2)	Non-PEO NEOs	NEOs(2)	Return(4)	Return(5)	Income(6)	FFO)(7)
2023	9,479,687	17,461,680	NA	NA	4,108,271(8)	6,556,935(8)	$103	$100	928,438	$10.63
2022	9,393,208	3,772,678	9,814,142	(1,308,884)	4,187,942 (8)	1,457,095(8)	$85	$94	1,136,438	$9.79
2021			14,371,460	26,154,241	7,495,804(9)	10,290,484(9)	$129	$139	1,004,356	$8.26
2020			11,294,333	(3,579,035)	3,530,628(10)	426,406(10)	$80	$85	827,706	$8.69
(1)	Mr. Schall joined AvalonBay as President and a director in January 2021 and became Chief Executive Officer effective January 3, 2022. Mr. Schall’s compensation for 2021 is included in the non-PEO averages.

(2)	The amounts reported represent the “compensation actually paid” to each of Mr. Schall and Mr. Naughton and the average “compensation actually paid” to each of the other NEOs as a group, each computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to such NEOs. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amounts reported in the “Total” column of the Summary Compensation Table to calculate “compensation actually paid.”

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				For Awards
				Outstanding
				(Unvested) as of
				December 31 of	For Awards
				the Applicable	that Vested
		Subtract	For Awards	Year, Add the	During the
		Summary	Subtracted in	Change in Fair	Applicable Year,	Add
		Compensation	Column	Value Between	Add the Change	Dividends
		Table Value	(B), Add the Fair	December 31 of	in Fair Value	Paid on
		of Equity Awards	Value of Such	the Prior Fiscal	Between	Unvested
		Granted in the	Awards on	Year and	December 31 of	Restricted
	Summary	Applicable Fiscal	December 31 of	December 31 of	the Prior Fiscal	Stock During
	Compensation	Year (Grant Date	the Applicable	the Applicable	Year and the	the Applicable	Compensation
	Table Total	Fair Value) (i)	Year (ii)	Fiscal Year (iii)	Vesting Date (iv)	Fiscal Year	Actually Paid
Year	(A)	(B)	(C)	(D)	(E)	(F)	(G)
2023 – PEO Schall	9,479,687	(6,407,807)	9,203,656	2,046,598	3,010,112	129,434	17,461,680
2023 – Avg Other NEOs	4,108,271	(2,374,971)	3,224,566	579,192	960,183	59,694	6,556,935
2022 – PEO Schall	9,393,208	(6,351,246)	3,705,283	(2,786,237)	(342,670)	154,340	3,772,678
2022 – PEO Naughton	9,814,142	(7,343,192)	3,696,749	(6,766,814)	(924,797)	215,028	(1,308,884)
2022 – Avg Other NEOs	4,187,942	(2,524,777)	1,453,657	(1,513,615)	(212,401)	66,289	1,457,095
2021 – PEO Naughton	14,371,460	(10,551,826)	14,011,349	4,604,039	3,373,073	346,146	26,154,241
2021 – Avg Other NEOs	7,495,804	(5,049,488)	6,223,603	925,342	583,792	111,431	10,290,484
2020 – PEO Naughton	11,294,333	(8,497,608)	2,412,393	(4,958,731)	(4,310,055)	480,633	(3,579,035)
2020 – Avg Other NEOs	3,530,628	(2,149,216)	798,282	(1,039,788)	(831,586)	118,086	426,406
(i)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(ii)	No awards granted during a fiscal year vested that same year.
(iii)	Represents the sum of the following for each equity award that was outstanding (unvested) as of December 31 of the applicable fiscal year and December 31 of the prior fiscal year: the difference between (x) the fair value of such award as of December 31 of the applicable fiscal year and (y) the fair value of such award as of December 31 of the prior fiscal year. For performance awards, the fair value represents the Monte Carlo valuation for the TSR portion and the payout corresponding to the interim level of achievement of the operating metrics portion. For options, fair value represents the Black-Scholes value.
(iv)	For a multi-year performance award that matured (vested) on December 31 of the reported year, the fair value was the number of units earned valued at the closing price of a share of Common Stock on the last trading day of that year, plus the cash amount in respect of accrued dividends to be paid out upon settlement.

(3)	Mr. Naughton served as Chief Executive Officer from 2012 through January 2, 2022 and served as Executive Chairman throughout 2022. He served as a non-executive chairman in 2023.
(4)	Company TSR and Peer Group TSR are calculated using the measurement period beginning on the last trading day of 2019, through and including the end of the fiscal year for which cumulative Company TSR or cumulative Peer Group TSR is being calculated.
(5)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period. The peer group used for this purpose is the FTSE NAREIT Apartment REIT Index, a published industry index.
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(7)	The Company Selected Measure is Core FFO per share, representing the Company’s FFO as adjusted for non-core items. By adjusting for items that are not considered by us to be part of our core business operations, Core FFO can help one compare the core operating and financial performance of the Company between periods. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider Core FFO per share, which is one of the measures used to determine annual cash incentive compensation for our NEOs, to be the most important performance measure used to link compensation actually paid to the NEOs for fiscal year 2023 to Company performance.

(8)	Non-PEO NEOs for 2023 and 2022 include Messrs. O’Shea, Birenbaum, Breslin, and Schulman.
(9)	Non-PEO NEOs for 2021 include Messrs. O’Shea, Schall, Birenbaum, and Breslin.
(10)	Non-PEO NEOs for 2020 include Messrs. O’Shea, Birenbaum, and Breslin and William M. McLaughlin, our former Executive Vice President, Development and Construction.

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Compensation Actually Paid and Company TSR

Changes in our stock price during the four-year period measured had a direct influence on the value of outstanding equity awards held by our NEOs, which impacted year to year “compensation actually paid.” In addition, changes in our stock price relative to peers influenced our interim measured level of performance on outstanding performance awards and affected the year end values of such awards, which also impacted the “compensation actually paid” to our NEOs. This relationship between “compensation actually paid” for 2020 through 2023, and AvalonBay’s TSR and a comparison of AvalonBay’s TSR to the TSR of the peer group are illustrated in the chart below.

Compensation Actually Paid and Net Income

Our net income is affected by gains (or losses) on sales of improved property, and therefore can be variable and is not a metric used by our Compensation Committee for executive goal setting or measuring performance. Accordingly, there was little correlation between our net income from 2020 through 2023 and the “compensation actually paid” to our NEOs during those years, which is illustrated in the graph below.

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Compensation Actually Paid and Core FFO per Share

Core FFO per share on an annual, absolute basis is an important financial performance measure for the Company and is used as one component of our annual corporate goals for determining annual cash bonuses. Growth in Core FFO per share over time may positively influence the Company’s stock price, although many other factors affect the Company’s stock price, such as trends in interest rates, job growth, the performance of stock indices and other factors. “Compensation actually paid” to our NEOs for 2020 through 2023 was influenced by significant movements in our stock price over that period that did not correlate closely to changes in our Core FFO per share, which is illustrated in the graph below:

Tabular List of Performance Measures

The following table includes financial performance measures that the Company determined are its most important financial measures for 2023 and they are reflected in our multi-year performance awards or annual bonus program.

Financial Measure
Total Shareholder Return
Core FFO per Share
Three-year Compounded Annual Growth Rate of Core FFO per Share Relative to Apartment REIT Companies
Same Store Residential Revenue
Development Yield

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Nonqualified Deferred Compensation

Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the NEOs, may defer up to 25% of annual base salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investment funds. The table below shows the investment funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2023. Since the investment funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be “above market”.

Name of Fund	2023 Rate of Return (%)
American Funds Europacific Growth R6 (RERGX)	16.05
BlackRock Global Allocation Instl (MALOX)	12.62
Cohen & Steers Instl Realty Shares (CSRIX)	12.72
Columbia Dividend Opportunity Inst (CDOZX)	5.10
DWS RREEF Real Estate Securities S (RRREX)	12.15
Fidelity® 500 Index (FXAIX)	26.29
Fidelity® Government MMkt K6 (FNBXX)	4.95
Fidelity® International Index (FSPSX)	18.31
Fidelity® Mid Cap Index (FSMDX)	17.21
Fidelity® Small Cap Index (FSSNX)	17.12
Fidelity® US Bond Index (FXNAX)	5.56
Janus Henderson Triton N (JGMNX)	14.78
JHancock Disciplined Value Mid Cap R6 (JVMRX)	16.77
JPMorgan Large Cap Growth R6 (JLGMX)	34.95
MFS Value R3 (MEIHX)	7.92
PIMCO Total Return Instl (PTTRX)	6.30
T. Rowe Price Emerging Markets Stock I (PRZIX)	2.30
T. Rowe Price Mid-Cap Growth I (RPTIX)	20.26
T. Rowe Price Retirement 2005 (TRRFX)	11.94
T. Rowe Price Retirement 2010 (TRRAX)	12.46
T. Rowe Price Retirement 2015 (TRRGX)	12.97
T. Rowe Price Retirement 2020 (TRRBX)	13.45
T. Rowe Price Retirement 2025 (TRRHX)	14.57
T. Rowe Price Retirement 2030 (TRRCX)	16.30
T. Rowe Price Retirement 2035 (TRRJX)	18.08
T. Rowe Price Retirement 2040 (TRRDX)	19.53
T. Rowe Price Retirement 2045 (TRRKX)	20.46
T. Rowe Price Retirement 2050 (TRRMX)	20.78
T. Rowe Price Retirement 2055 (TRRNX)	20.82
T. Rowe Price Retirement 2060 (TRRLX)	20.82
Victory Science & Technology (USSCX)	34.01

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Benefits under our Deferred Compensation Plan will be paid out on the earlier of (i) the employee’s death or (ii) at the election of the employee (a) the date six months, 66 months, or 126 months following termination of employment (depending upon the employee’s properly made election), (b) in ten annual installments beginning in the seventh month following departure from the Company, or (c) in one lump sum (or four annual installments) on a specified date that is at least five years after the deferral year while the employee is still employed with the Company. Benefits may be paid out earlier in the event of an “Unforeseeable Financial Emergency” as determined by our Retirement Planning Committee (a committee of management designated by the Compensation Committee of the Board) in its sole discretion and in accordance with tax law requirements.

Name (a)	Executive Contributions in Last Fiscal Year ($)(1) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Mr. Schall	909,934	—	175,203	—	1,317,718
Mr. O’Shea	—	—	—	—	—
Mr. Birenbaum	—	—	—	—	—
Mr. Breslin	242,257	—	77,028	—	632,383
Mr. Schulman	—	—	—	—	—

(1)	All contributions in column (b) are also included as compensation to the Named Executive Officers in the Salary and/or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

Potential Payments Upon Termination or Sale Event

The summaries below are qualified in their entirety by reference to the complete plans and agreements which have been included as exhibits to the Company’s SEC filings.

The Company is not party to employment agreements with any of the NEOs. Mr. Schall entered into an employment agreement to cover his first three years of employment, but that agreement expired as described below.

Mr. Schall’s Former Employment Agreement

Mr. Schall joined AvalonBay in January 2021 as President, with an announced plan for him to transition to the role of Chief Executive Officer approximately one year later (which occurred on January 3, 2022). In connection with his hiring, the Company and Mr. Schall entered into an employment agreement with a term that expired by its terms in January 2024, although provisions relating to equity awards granted during the term of the employment agreement continue to apply with respect to those awards.

During the term of the employment agreement, Mr. Schall was contractually entitled to various severance benefits in the event that his employment was terminated by the Company without “Cause” or by Mr. Schall for “Good Reason,” each as defined in Mr. Schall’s employment agreement.

In the event that Mr. Schall’s employment was terminated by the Company without Cause or by Mr. Schall for Good Reason during the term of his employment agreement but not in connection with or within two years following a “Sale Event,” as defined in the Company’s Officer Severance Plan, Mr. Schall would have been entitled to various severance benefits, including (i) payment in cash of an amount representing his pro rata target annual cash bonus and target restricted stock bonus for the portion of the year worked (a “Pro Rata Bonus”), (ii) accelerated vesting of restricted stock and pro rata vesting of multiyear performance-based restricted stock unit awards that are more than one year into their three year performance cycle and that are earned based on actual performance at the end of the performance period (“Accelerated Vesting”), (iii) an amount of cash (“Severance Payment”) equal to two times the sum of Mr. Schall’s base salary and annual target cash bonus (“Covered Compensation”), and (iv) payment of Mr. Schall’s COBRA medical insurance premiums for six months (the “COBRA Subsidy”).

In the event of a termination without Cause or for Good Reason that occurs in connection with or within two years following a Sale Event that occurred before expiration of the employment agreement, the Severance Payment would have been three times Mr. Schall’s Covered Compensation and the COBRA subsidy for medical insurance would have been paid for 18 months, and Mr. Schall would have also been entitled to the Pro Rata Bonus and Accelerated Vesting (the terms of the Company’s performance awards provide for accelerated vesting upon the occurrence of a Sale Event with the target number of units earned).

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In the event Mr. Schall’s employment terminated due to death or Disability (as defined in the Company’s standard form of restricted stock agreement), Mr. Schall or his estate would have been entitled to receive a Pro Rata Bonus, Accelerated Vesting and the COBRA Subsidy as described herein.

In all events, to qualify for the payments and benefits described above, Mr. Schall would have been required to enter into an effective release agreement with the Company that provided, among other terms, for a full release of claims against the Company.

Mr. Schall had agreed that, for a period of two years following his departure from the Company for any reason before the expiration of the employment agreement, he would not, directly or indirectly, solicit the employees of the Company for employment at another organization. In addition, if Mr. Schall terminated his employment without Good Reason before the employment agreement expired, he would not serve in an executive, managerial, directorial or supervisory position with any “Competing Enterprise”, as defined in the employment agreement, for one year.

Officer Severance Plan for Sale Events

We adopted an Officer Severance Plan that provides for severance in the event of certain terminations of employment following a Sale Event (as defined therein). Under this program, in the event an officer’s employment is terminated by the Company (other than for cause or as a result of death or disability) in connection with or within 24 months of a Sale Event, such officer will generally receive a multiple of his Covered Compensation (defined as the sum of his annual base salary plus the officer’s current target annual cash bonus as of the termination date) depending on the officer’s title: for the Chief Executive Officer and President, the multiple is three times; for the Chief Financial Officer or an Executive Vice President, the multiple is two times; and for other officers the multiple is one times. The terminated officer would also receive (i) a cash payment representing the pro rata value of his annual bonus (cash and stock) for the portion of the year worked, valued at target, (ii) accelerated vesting of the officer’s unvested restricted stock and options, and (iii) payment of COBRA insurance premiums for up to 18 months.

Other Severance Arrangements

Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for vesting if a “sale event” with respect to the Company occurs and the participant’s employment or other business relationship with the Company terminates for good reason or without cause in connection with or within 24 months following the sale event (as each such term is defined therein).

In addition, upon death, disability, termination without cause, or the retirement of an employee (as defined in the award agreements under the Equity Incentive Plan), (a) all of such employee’s options shall automatically become fully exercisable and shall be exercisable for one year thereafter and (b) all of such employee’s restricted shares of stock shall automatically vest 30 days following the triggering event; provided, at the Company’s option, that a separation agreement is executed and effective during such 30-day period. Retirement of an employee, as defined in the award agreements under the Equity Incentive Plan, generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months (converted to years) of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee’s age on the date of termination (must be at least 50 years old). Under this formula, Messrs. O’Shea, Birenbaum, Breslin and Schulman are currently eligible for retirement. To qualify for retirement, the employee must also give six months’ prior written notice to the Company of the employee’s intention to retire and enter into a release and a two year non-solicitation and one year non-competition agreement.

Our current performance award agreements provide that, following one full year of employment during the performance period, a pro rata portion of the award will be earned at the end of the performance period based on actual achievement if there is a separation of employment due to death, disability, retirement, or a termination without cause. If a sale event occurs during a performance period, then all outstanding performance awards vest at their target number of units and stock is issued for such number of units. The executive will also receive a cash payment for the dividends that would have been payable on the underlying shares in proportion to the actual number shares earned.

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Severance Benefits

The tables below, together with the footnotes thereto and the additional information below, reflect the payments and benefits that the NEOs would receive in the event of their termination of employment with the Company on December 31, 2023, under the indicated circumstances. Where applicable, values are based on the Company’s closing common stock price on December 29, 2023, the final trading day of the fiscal year, of $187.22.

Benjamin W. Schall, Chief Executive Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause or for Good Reason (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause or for Good Reason (Related to a Sale Event) ($)
Severance (Cash)	—	5,000,000	(12)	—		—		7,500,000	(3)
Restricted Stock Vesting	—	3,504,758		3,504,758		—		3,504,758
Performance Awards Vesting	—	9,875,550	(4)	9,875,550	(4)	—		14,260,668	(5)
Vesting of Stock Options	—	94,585	(6)	94,585	(6)	—		94,585	(6)
Health Benefits	—	11,541	(7)	11,541	(7)	—		34,622	(8)
Prorated Cash and Stock Bonus (at target)	—	3,300,000	(13)	3,300,000	(13)	—		3,300,000	(13)

Kevin P. O’Shea, Chief Financial Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		3,140,000	(11)
Restricted Stock Vesting	—	1,746,575		1,746,575		1,746,575		1,746,575
Performance Awards Vesting	—	3,118,174	(4)	3,118,174	(4)	3,118,174	(4)	4,486,571	(5)
Vesting of Stock Options	—	—	(6)	—	(6)	—	(6)	—	(6)
Health Benefits	—	12,499	(7)	12,499	(7)	12,499	(7)	37,496	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,193,233	(9)	2,193,233	(9)	2,193,233	(9)	1,832,000	(10)

Matthew H. Birenbaum, Chief Investment Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		3,400,000	(11)
Restricted Stock Vesting	—	2,181,300		2,181,300		2,181,300		2,181,300
Performance Awards Vesting	—	3,518,255	(4)	3,518,255	(4)	3,518,255	(4)	5,071,231	(5)
Vesting of Stock Options	—	—	(6)	—	(6)	—	(6)	—	(6)
Health Benefits	—	12,499	(7)	12,499	(7)	12,499	(7)	37,496	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,252,302	(9)	2,252,302	(9)	2,252,302	(9)	2,020,000	(10)

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Sean J. Breslin, Chief Operating Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		3,400,000	(11)
Restricted Stock Vesting	—	2,049,123		2,049,123		2,049,123		2,049,123
Performance Awards Vesting	—	3,518,255	(4)	3,518,255	(4)	3,518,255	(4)	5,071,231	(5)
Vesting of Stock Options	—	—	(6)	—	(6)	—	(6)	—	(6)
Health Benefits	—	12,499	(7)	12,499	(7)	12,499	(7)	37,496	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,402,587	(9)	2,402,587	(9)	2,402,587	(9)	2,020,000	(10)

Edward M. Schulman, EVP & General Counsel
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		2,100,000	(11)
Restricted Stock Vesting	—	738,396		738,396		738,396		738,396
Performance Awards Vesting	—	1,617,923	(4)	1,617,923	(4)	1,617,923	(4)	2,338,534	(5)
Vesting of Stock Options	—	—	(6)	—	(6)	—	(6)	—	(6)
Health Benefits	—	7,636	(7)	7,636	(7)	7,636	(7)	22,908	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	1,180,849	(9)	1,180,849	(9)	1,180,849	(9)	975,000	(10)

(1)	Upon termination of any employee’s employment due to a qualified retirement as described above, in addition to the accelerated vesting of restricted stock (full) and performance awards (pro rata), the employee will receive their prorated annual bonus (cash and stock) paid in cash, six months of Company-paid COBRA premiums, and choice of retirement gift from an online catalog. Retirement benefits are available on the same terms to all associates. Mr. Schall does not meet the eligibility requirements for retirement on December 31, 2023. As such, estimated payments are not reported for him in the table above.
(2)	The Compensation Committee of the Board of Directors from time to time reviews and establishes severance guidelines in the case of a termination without cause of an executive officer. The guidelines do not constitute a contractual right of an executive and are subject to change without notice as business needs and practices evolve. The Company may require that certain conditions be met before providing severance to an executive, such as requiring the executive to execute a general release, to continue employment with the Company for a period of time, to provide on-going cooperation on various matters, etc. As well, the severance amount suggested in the guideline may be decreased, or eliminated, on a case-by-case basis depending on the nature of the executive’s termination (e.g., reorganization, poor performance, etc.).
In the absence of a decrease in the current guideline amount, the guidelines suggest a cash severance payment of one and one-half times base plus target cash bonus in the case of the non-PEO named executive officers ($2,355,000, $2,550,000, $2,550,000 and $1,575,000 for Messrs. O’Shea, Birenbaum, Breslin, and Schulman respectively, as of December 31, 2023).
Outstanding equity awards would vest in accordance with their terms as is the case with other equity award participants who are terminated without cause. The executive officers would also receive six months of Company-paid COBRA medical insurance premiums, unless covred under another employer, and Company-paid outplacement services for up to 6-months of up to $5,000.
(3)	In accordance with the terms of Mr. Schall’s employment agreement dated December 4, 2020, the amount represents three times Covered Compensation (base salary and the current year target annual cash bonus) for Mr. Schall. Mr. Schall’s employment agreement expired in accordance with its terms in January 2024.
(4)	For 2021-2023 awards, value based on actual achievement, which includes a cash payment equal to the accrued dividends that would have been payable on such number of shares earned. For 2022-2024 and 2023-2025 awards, value assumes prorated vesting based on portion of the performance period completed and achievement assumed at target, as well as a cash payment equal to the accrued dividends that would have been payable on such number of shares earned.
(5)	Value based on full vesting of unvested performance awards at target, as well as a cash payment equal to the accrued dividends that would have been payable on such number of target shares.
(6)	Mr. Schall’s stock options granted on February 17, 2022 and February 23, 2023 will vest ratably over a three year period with the first portion of each grant vesting on March 1, 2023 and March 1, 2024, respectively. Before such dates, the options automatically vest on the date of termination in the event of a termination without cause, due to death or disability, or a termination for good reason in connection with a sale event. If Mr. Schall’s employment or other business relationship terminates for any other reason before the vesting dates, the options are forfeited. If the stock option exercise price is greater than the current stock price, the awarded stock options will have a zero intrinsic value.
In the case of the option granted to Mr. Schall on February 17, 2022: based on the December 29, 2023 stock price of $187.22 and the stock option exercise price of $236.14, this stock option has zero intrinsic value in the event of a termination. For the options granted to Mr. Schall on February 23, 2023: based on the December 29, 2023 stock price of $187.22 and the stock option exercise price of $177.83, these stock options have an intrinsic value of $9.39 per share in the event of termination.
Messrs. O’Shea, Birenbaum, Breslin, and Schulman held no unvested stock options as of December 31, 2023.
(7)	COBRA medical insurance premiums will be paid by the Company for up to six months in the event of a death, qualified disability or qualified retirement.
(8)	Reflects company-paid medical insurance premiums for up to 18 months, based on the executive’s healthcare elections as of December 31, 2023.
(9)	Zero cash and stock payment if terminated prior to April 1, 2023. Pro-rated target cash and stock bonus payment if terminated on or after April 1, 2023, but prior to December 31, 2023. If departure is close to the year end, actual cash and stock bonus may be provided. Actual cash and stock bonus payments based on 2023 performance are included in this table.
(10)	In accordance with the Company’s Officer Severance Plan, represents the target annual cash bonus and the target stock bonus assuming termination at year end.
(11)	In accordance with the terms of the Company’s Officer Severance Plan, represents two times Covered Compensation (base salary and the current year target annual cash bonus) for Messrs. O’Shea, Birenbaum, Breslin, and Schulman.
(12)	In accordance with the terms of Mr. Schall’s employment agreement dated December 4, 2020, represents two times Covered Compensation (base salary and the current year target annual cash bonus). Mr. Schall’s employment agreement expired in accordance with its terms in January 2024.
(13)	In accordance with the terms of Mr. Schall’s employment agreement dated December 4, 2020, represents the target annual cash bonus and the target stock bonus assuming termination at year end. Mr. Schall’s employment agreement expired in accordance with its terms in January 2024.

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Officers, Stock Ownership and Other Information

Executive and Senior Officers

The following biographical descriptions set forth information with respect to each of our executive officers. There is no family relationship between any director, nominee for director or executive officer of AvalonBay. Officers are elected annually at the first meeting of the Board following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in our Bylaws.

The Board has determined that the officers listed below are executive officers of AvalonBay within the meaning of Rules 3b-7 and 16a-1(f) of the Exchange Act.

Benjamin W. Schall. Mr. Schall’s biography is located on page 14 of this Proxy Statement.

Kevin P. O’Shea, 58, has been the Company’s Chief Financial Officer since June 2014. Prior to that he was Executive Vice President—Capital Markets from January 2013 to May 2014 and Senior Vice President—Investment Management from the time he joined the Company in July 2003 until January 2013. In addition to overseeing the Company’s Finance, Accounting and Risk Management groups, Mr. O’Shea’s responsibilities include management of the Company’s ESG group. Prior to joining the Company, Mr. O’Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O’Shea practiced commercial real estate and banking law as an attorney. Mr. O’Shea received his Master of Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College. Mr. O’Shea is a Trustee of Urban Edge Properties, a publicly traded REIT, a position he has held since 2014.

Matthew H. Birenbaum, 58, has been the Company’s Chief Investment Officer since January 2015. He is responsible for the Company’s investment strategy and oversees the Development, Construction, Investments, Asset Management, Mixed-Use and Market Research functions. Before assuming his current position, he was the Company’s Executive Vice President—Corporate Strategy, a position he held from October 2011 until January 2015. Prior to re-joining the Company in October 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, LLC, a multifamily development and investment firm based in Arlington, Virginia since 2006 and before that a Senior Vice President at EYA. Prior to joining EYA in 2003, Mr. Birenbaum was a Regional Vice President of Development with the Company. Mr. Birenbaum received his Bachelor of Arts from Brown University, where he graduated Phi Beta Kappa, and his Master’s Degree from The Kellogg Graduate School of Management at Northwestern University, where he graduated with honors. He is a member of ULI, is certified LEED-AP, serves on the Board of APAH, Inc. (a Washington-area affordable housing non-profit), and is a Trustee of the Federal City Council.

Sean J. Breslin, 57, is the Company’s Chief Operating Officer, a position he has held since January 2015, with responsibility for the Company’s operating platform, including Property Operations, Digital and Enterprise Technologies, Human Resources, Corporate Innovation, and Marketing and Brand Strategy. He was previously the Company’s Executive Vice President—Investments and Asset Management since April 2012. Mr. Breslin’s other roles with the Company have included Senior Vice President—Redevelopment and Asset Management and Senior Vice President—Investments. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners. He received his Bachelor’s Degree from California State University, Long Beach and his Master of Business Administration from the University of Texas. Mr. Breslin is a member of the Executive Committee of NMHC and is past Chair of ULI’s Multifamily Council. He is also a member of the Executive Committee of the Real Estate Finance & Investment Center at the University of Texas at Austin and a member of the Board of Directors of the American Red Cross.

Joanne M. Lockridge, 64, has served as the Company’s Executive Vice President—Capital Markets, since March 2021. Her prior roles included serving as the Company’s Senior Vice President of Finance and Assistant Treasurer since 2003 and, prior to that, various roles within the Company’s financial services group. Ms. Lockridge has been with the Company and its predecessors since 1989. She received her Master of Finance from Fairfield University and earned her undergraduate degree from St. Anselm College. The Company has announced Ms. Lockridge’s intention to retire from the Company as of January 1, 2025.

Edward M. Schulman, 61, has served as the Company’s Executive Vice President—General Counsel and Secretary since 2012. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company, he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors and was elected to Phi Beta Kappa.

Keri A. Shea, 54, has been the Company’s Senior Vice President—Finance and Treasurer since 2013, and since 2009 has also been designated as the Company’s principal accounting officer. Ms. Shea joined the Company in 2002 as Assistant Corporate Controller and was promoted to Corporate Controller in 2005 and Vice President in 2006. Prior to joining the Company, she served as the Corporate Controller for two start-up technology companies in the Washington, D.C. area. Prior to that, Ms. Shea was with Arthur Andersen LLP for eight years. She is a certified public accountant and has a B.B.A. in Accounting from the College of William & Mary. The Company has announced Ms. Shea’s intention to retire from the Company as of January 1, 2025.

Alaine S. Walsh, 52, has been the Company’s Executive Vice President—Human Capital and Administration since January 2024. Previously, she served as the Company’s Senior Vice President, Operations and Investment Services from 2018 until 2023. Ms. Walsh joined AvalonBay in 1998 in the finance group and served in a variety of financial, administrative, and operational positions since then. Prior to joining the Company, her previous roles included providing auditing and accounting services as a licensed CPA at KPMG. She holds a B.S. in Accounting from James Madison University.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of AvalonBay’s common stock, as of March 2, 2024, as to (i) each person or entity who is known by AvalonBay to have beneficially owned more than 5% of such common stock; (ii) each of AvalonBay’s directors and nominees; (iii) each of the named executive officers; and (iv) all directors and executive officers as a group, based on representations of such officers and directors and filings through March 2, 2024, on Schedule 13G under the Exchange Act received by AvalonBay. All such information was provided by the stockholders listed and reflects their beneficial ownership known by AvalonBay. All percentages have been calculated as of March 2, 2024 and are based upon 142,182,170 shares of common stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (%)
Glyn F. Aeppel	11,173	(3)	*
Matthew H. Birenbaum	88,920	(4)	*
Sean J. Breslin	80,947	(4)	*
Terry Brown	14,339	(3)	*
Ronald L. Havner, Jr.	15,086	(3)	*
Stephen P. Hills	6,292	(5)	*
Christopher B. Howard	2,727	(3)	*
Richard Lieb	6,414	(6)	*
Nnenna Lynch	3,301	(3)	*
Charles E. Mueller, Jr.	3,501	(7)	*
Timothy J. Naughton	227,805	(4)(8)	*
Kevin O’Shea	50,274	(4)	*
Benjamin W. Schall	65,576	(9)	*
Edward M. Schulman	26,364	(4)	*
Susan Swanezy	11,510	(3)	*
W. Edward Walter	18,274	(10)	*
All current directors, nominees and executive officers as a group (19 persons)	679,925	(11)	0.48
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	22,594,379	(12)	15.89
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001	16,300,185	(13)	11.46
State Street Corporation, State Street Financial Center, 1 Congress St., Suite 1, Boston, MA 02114	9,927,040	(14)	6.98
*	Less than one percent
(1)	The address for all directors and executive officers is AvalonBay Communities, Inc., 4040 Wilson Blvd, Suite 1000, Arlington, VA 22203.
(2)	Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.
(3)	Reflects shares issuable in the future under deferred stock awards in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.
(4)	Includes exercisable options issued to officers in 2021 under the Second Amended and Restated 2009 Equity Incentive Plan as follows: for Messrs. Birenbaum and Breslin—17,458, for Mr. Naughton—69,832, for Mr. O’Shea—13,966, and for Mr. Schulman—6,983.
(5)	Includes 5,782 shares issuable in the future under deferred stock awards granted to Mr. Hills in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.
(6)	Includes 769 shares issuable in the future under deferred stock awards granted to Mr. Lieb in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.
(7)	Includes 2,113 shares issuable in the future under deferred stock awards granted to Mr. Mueller in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.
(8)	Includes 1,162 shares issuable in the future under deferred stock awards granted to Mr. Naughton in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan. 14,024 common shares are held in a Family Trust in which Mr. Naughton disclaims any beneficial ownership.
(9)	Includes 8,893 exercisable options issued to Mr. Schall in lieu of restricted stock awards pursuant to elections under the Second Amended and Restated 2009 Equity Incentive Plan.
(10)	Includes 11,928 shares issuable in the future under deferred stock awards granted to Mr. Walter in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.
(11)	Includes 79,891 shares issuable in the future under deferred stock awards.
(12)	The number of shares reported is based on a Schedule 13G/A filed on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Schedule 13G/A indicates that the reporting entity holds shared voting power with respect to 297,713 shares, sole dispositive power with respect to 21,874,987 shares, and shared dispositive power with respect to 719,392 shares.
(13)	The number of shares reported is based on a Schedule 13G/A filed on January 24, 2024, reporting beneficial ownership as of December 31, 2023. The Schedule 13G/A indicates that the reporting person has sole voting power with respect to 14,801,265 shares and sole dispositive power with respect to 16,300,185 shares.
(14)	The number of shares reported is based on a Schedule 13G/A filed January 29, 2024, reporting beneficial ownership as of December 31, 2023. The Schedule 13G/A indicates that the reporting entity holds shared voting power with respect to 5,910,237 shares and shared dispositive power with respect to 9,907,086 shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of copies of such reports and written representation that no other reports were required during the fiscal year ended December 31, 2023, all filing requirements applicable to the Insiders were timely satisfied.

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Proposal 3. Ratification of Selection of Independent Auditors

The Board recommends that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP (“EY”) as AvalonBay’s independent auditors for fiscal year 2024. If the selection of EY is not ratified, the Audit Committee anticipates that it will nevertheless engage EY as auditors for fiscal year 2024 but will consider whether it should select a different auditor for fiscal year 2025. If the selection of EY is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than EY for the 2024 audit.

Representatives of EY are expected to be present via audio at the Annual Meeting and will have the opportunity to make a statement if they wish and to respond to appropriate questions.

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of EY as AvalonBay’s independent auditors for fiscal year 2024 unless contrary instructions are set forth on the enclosed proxy card. A majority of the total votes cast on the proposal at the Annual Meeting is required to ratify the selection of EY. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AVALONBAY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2024.

Report of the Audit Committee

The Audit Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has primary responsibility for this process, which includes the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the design, implementation and evaluation of the Company’s internal controls over financial reporting. The Company’s independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and evaluating the effectiveness of internal controls over financial reporting. In this context, during 2023 and 2024, the Audit Committee reviewed and discussed the audited financial statements and Ernst & Young LLP’s evaluation of the Company’s internal controls over financial reporting with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Auditing Standards adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee received from the independent auditors the written disclosures required by the PCAOB regarding the independent auditor’s independence, and the Audit Committee discussed with the independent auditors their independence from the Company and its management. Relying on the reviews, disclosures and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC, and the Board of Directors has approved this recommendation. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Submitted by the Audit Committee

Ronald L. Havner, Jr. (Chair)
Richard J. Lieb
Nnenna Lynch
Charles E. Mueller, Jr.

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Fiscal 2022 and 2023 Audit Fee Summary

During fiscal years 2022 and 2023, AvalonBay retained its principal independent auditors, Ernst & Young LLP, to provide services in the categories and for the approximate fee amounts shown below:

	2022	2023
Audit fees	$2,349,814	$2,491,598
Audit related fees(1)	$531,205	$348,005
Tax fees(2)	$779,435	$610,610
All other fees	$0	$0
(1)	Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits and accounting consultation.
(2)	Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors, including all of the services performed by our independent auditors during fiscal years 2022 and 2023, as described above. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.

The independent auditors and management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

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Other Matters

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be paid by AvalonBay. In addition to the solicitation of proxies by internet, AvalonBay directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. AvalonBay will also request individuals, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. AvalonBay will reimburse such holders for their reasonable expenses.

Stockholder Nominations for Directors and Proposals for Annual Meetings

Stockholder Proposals for our Proxy Statement

We must receive stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2025 Annual Meeting of Stockholders by November 28, 2024. Any such proposal must also comply with the requirements as to form and substance established by the SEC and our Bylaws for such a proposal to be included in the proxy statement and form of proxy. Any such proposal and the supporting documentation should be mailed to: AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Corporate Secretary.

Proxy Access Director Nominations

In order for an eligible stockholder or group of stockholders to nominate a prospective director for election at the 2025 Annual Meeting of Stockholders pursuant to the proxy access provision of our Bylaws, we must receive notice of such nomination and all other supporting documentation required by the Bylaws within the time periods described below. In addition, our Bylaws require an eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating there are no updates or supplements) as of specified dates.

Matters to be Considered at Annual Meetings

In accordance with our Bylaws, for a stockholder to nominate a director or present a stockholder proposal at AvalonBay’s 2025 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, we must receive notice of such nomination or proposal within the time periods described below.

Time Periods, Address, and Certain Additional Information for Proxy Access and Other Stockholder Nominations and Proposals

In order to be eligible under the provisions of our Bylaws governing (A) proxy access director nominations and (B) other director nominations and proposed matters to be presented at an annual meeting, our Bylaws currently require that proper notice of such nomination(s) or business matters, together with all supporting documentation required by our Bylaws, including, as applicable, the information required by Rule 14a-19 under the Exchange Act, be delivered to, or mailed and received at our principal executive office, which is currently AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Secretary, between October 29, 2024, and 5:00 p.m. Eastern Time on November 28, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 16, 2025, such notice must be received (i) no earlier than the 150th day prior to the date of that meeting, and (ii) no later than 5:00 p.m. Eastern Time on the later of (x) the 120th day prior to the date of that meeting and (y) the 10th day following the day on which public announcement of the date of that meeting is first made. You may contact AvalonBay’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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Some Questions You May Have Regarding This Proxy Statement

Q. What is included in these proxy materials and why did I receive them?

A. The proxy materials for our 2024 Annual Meeting of Stockholders include the Notice of Annual Meeting and this Proxy Statement. If you received a paper copy of these materials, the package also includes a proxy card or voting instruction form. Our Annual Report to Stockholders for the year ended December 31, 2023, and our Form 10-K for the year ended December 31, 2023, are being made available concurrently with the proxy materials but are not a part of the proxy solicitation materials.

Your proxy is being solicited on behalf of AvalonBay’s Board of Directors. As a stockholder, you are invited to attend the Annual Meeting audio webcast and you are entitled and requested to vote on the proposals described in this Proxy Statement.

Q. Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

A. This year, we are again relying on an SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the proxy materials (a “Notice”) instead of a paper copy of the proxy materials. All stockholders who receive a Notice will have the ability to access the proxy materials electronically. The Notice explains how to request a paper copy of the proxy materials if you prefer that format.

Q. How can I access the proxy materials electronically?

A. This Proxy Statement, our Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2023, are available online at www.proxyvote.com. Instead of receiving a Notice or copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to those documents and the proxy voting site. You may sign up for electronic delivery by visiting www.proxyvote.com. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q. Who may vote at the Annual Meeting?

A. The Record Date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting is March 18, 2024. You may vote all the shares of AvalonBay common stock that you owned at the close of business on the Record Date. On the Record Date, there were 142,183,741 shares of AvalonBay common stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of our common stock held by you on all matters.

Q. How do I listen to and attend the audio webcast of the Annual Meeting?

A. This year’s Annual Meeting will again be held entirely via a live audio webcast. You may attend the Annual Meeting only if you were a stockholder of record on the Record Date or if you hold a valid proxy for the Annual Meeting. Beneficial holders of our common stock whose proxy materials included instructions with a 16-digit control number may also attend the Annual Meeting.

You can attend the Annual Meeting and submit your questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVB2024 and entering the 16-digit control number included in your proxy card or the voting instruction form or notice you received from your bank or broker or any other stockholder of record. Stockholders of record also may vote their shares during the Annual Meeting at that URL.

Q. What if I have technical difficulties or trouble accessing the virtual meeting?

A. Technicians will be available to assist you with any technical difficulties you may have accessing the virtual audio webcast of the Annual Meeting or during the Annual Meeting. For assistance, please call the technical support telephone number that will be posted at www.virtualshareholdermeeting.com/AVB2024.

Q. What constitutes a quorum at the Annual Meeting?

A. The presence, in person or by proxy, of holders of a majority of the shares of AvalonBay common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present.

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Q. What is a broker non-vote?

A. If you hold shares through a bank, broker or other institution, you are the “beneficial owner” of those shares, and you are entitled to tell the entity that is the record owner of your shares how to vote. With a few exceptions (like the ratification of the independent auditors), NYSE rules prohibit a bank, broker or other institution from voting the shares they hold without instructions from the beneficial owner. If you do not provide your voting instructions with respect to the election of directors or approval of our executive compensation, the entity that holds your shares will not be permitted to vote at the Annual Meeting on those matters. A “broker non-vote” refers to a share represented at the Annual Meeting held by a broker that has not received voting instructions from the beneficial owner or person entitled to vote such share on a matter for which the broker does not have discretionary voting power. Shares held for which there is a “broker non-vote” on a matter are considered represented at the meeting for purposes of establishing a quorum, if the broker has received direction, or has discretion, to vote on at least one matter.

Q. What proposals will be voted on at the Annual Meeting and what does the Board recommend?

A. The following proposals will be presented to stockholders at the Annual Meeting:

	Voting options	Board recommendation	Vote required to adopt	Effect of abstentions	Broker discretionary voting allowed?
Elect 11 directors	FOR, AGAINST, or ABSTAIN for each nominee	FOR each nominee	A majority of the total votes cast as to each nominee	No effect	No
Adopt a resolution to approve, on a nonbinding, advisory basis, AvalonBay’s named executive officer compensation	FOR, AGAINST, or ABSTAIN	FOR	A majority of the total votes cast	No effect	No
Ratify the selection of Ernst & Young LLP as AvalonBay’s independent auditors for 2024	FOR, AGAINST, or ABSTAIN	FOR	A majority of the total votes cast	No effect	Yes

Q. How do I vote?

A. Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. Holders of record may vote by granting a proxy, and beneficial owners may vote by submitting voting instructions to a broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or, if you request printed copies of the proxy materials, by mail. Please refer to the instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet - If you have Internet access, you may authorize your proxy by following the “By Internet” instructions on the proxy card or, if applicable, the Internet voting instructions that may appear on the voting instruction card sent to you by your broker or nominee.

By Telephone - If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may appear on the voting instruction card sent to you by your broker or nominee.

By Mail - If you request printed copies of the proxy materials, you may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q. What if I change my mind after giving my proxy or voting instructions?

A. If you are a record holder of AvalonBay common stock, you may change your proxy instructions at any time before the vote at the Annual Meeting in one of three ways:

•	by granting a new properly executed and later-dated proxy using the same method you originally used to authorize your proxy
•	by filing a written revocation with the Secretary of AvalonBay at our address set forth below
•	by attending the Annual Meeting and voting in person

Attendance at the Annual Meeting without further action will not revoke your previously granted proxy.

If you are a beneficial owner of AvalonBay common stock, you may change your proxy instructions by submitting new voting instructions to your broker or nominee in the manner and within the time periods that entity prescribes.

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Q. What if I return a proxy card but don’t fill it out completely?

A. If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted with respect to that item as follows (i) FOR the election of the nominees for director named in this Proxy Statement, (ii) FOR the non-binding, advisory resolution to approve the compensation of our named executive officers, and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for 2024. We do not anticipate that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

Q. I live with other stockholders. Will we each get our own copy of the proxy materials?

A. If you and other residents at your mailing address own shares of AvalonBay common stock in street name through the same institution, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice of Annual Meeting and Proxy Statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy materials to your address for all residents that own shares of our common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Annual Report, Notice of Annual Meeting and Proxy Statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our Annual Report or Proxy Statement, please send your request to the Corporate Secretary at the address below, call us with your request at 703-329-6300, or visit the “Investor Relations” section of our website at www.avalonbay.com. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report or Proxy Statement. The content of our website is not incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

AvalonBay’s 2023 Annual Report to Stockholders and a copy of the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, are being made available to stockholders concurrently with this Proxy Statement. The Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to our Annual Report on Form 10-K, and a copy of the Code of Business Conduct and Ethics, may be obtained free of charge by writing to our principal executive offices at the following address: AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Corporate Secretary or by accessing the “Investor Relations” section of our website (www.avalonbay.com).

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Appendix I

Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This proxy statement contains certain non-GAAP financial measures and other terms. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss attributable to the Company before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of Nareit, as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company’s share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

Q4 2023
Net income	$242,066
Interest expense and loss on extinguishment of debt	58,515
Income tax expense	2,438
Depreciation expense	210,694
EBITDA	$513,713
Casualty loss	568
Gain on sale of communities	(77,994)
Unconsolidated entity EBITDAre adjustments(1)	3,468
EBITDAre	$439,755
Unconsolidated entity gains, net	(137)
Joint venture promote	(23)
Structured Investment Program loan reserve	771
Advocacy contributions	1,425
Hedge accounting activity	310
Executive transition compensation costs	300
Severance related costs	132
Expensed transaction, development and other pursuit costs, net of recoveries	9,265
Other real estate activity	533
Legal settlements and costs	393
Core EBITDAre	$452,724
(1)	Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.

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Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes, and the Company’s Credit Facility and commercial paper program) that is consolidated for financial reporting purposes, less consolidated cash and restricted cash, divided by annualized fourth quarter 2023 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre, as of December 31, 2023, is as follows (dollars in thousands):

Total debt principal(1)	$8,044,042
Cash and cash equivalents and restricted cash	(493,935)
Net debt	$7,550,107
Core EBITDAre	$452,724
Core EBITDAre, annualized	$1,810,896
Net Debt-to-Core EBITDAre	4.2 times
(1)	Balance at December 31, 2023 excludes $43,848 of debt discount and deferred financing costs as reflected in unsecured notes, net, and $18,372 of debt discount and deferred financing costs as reflected in notes payable, net, on the Condensed Consolidated Balance Sheets.

Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of December 31, 2023 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the year ended December 31, 2023 is as follows (dollars in thousands):

Full Year 2023 NOI
Residential NOI:
Same Store	$1,732,422
Other Stabilized	82,504
Development/Redevelopment	37,911
Total Residential NOI	1,852,837
Commercial NOI	33,911
NOI from real estate assets sold or held for sale	14,733
Total NOI generated by real estate assets	1,901,481
Less NOI on encumbered assets	(90,593)
NOI on unencumbered assets	$1,810,888
Unencumbered NOI	95%

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2024 PROXY STATEMENT

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SCAN TO VIEW MATERIALS & VOTE

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2024 Annual Meeting of Stockholders.

YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVB2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you authorize a proxy to vote these shares by Internet or telephone you do NOT need to mail this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33834-P04368 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUNITIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND A VOTE "FOR" PROPOSALS 2 AND 3.

1. To elect the following eleven nominees for director to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualify:

		For	Against	Abstain
1a.	Glyn F. Aeppel	☐	☐	☐
1b.	Terry S. Brown	☐	☐	☐
1c.	Ronald L. Havner, Jr.	☐	☐	☐
1d.	Stephen P. Hills	☐	☐	☐
1e.	Christopher B. Howard	☐	☐	☐
1f.	Richard J. Lieb	☐	☐	☐
1g.	Nnenna Lynch	☐	☐	☐
1h.	Charles E. Mueller, Jr.	☐	☐	☐
1i.	Timothy J. Naughton	☐	☐	☐
1j.	Benjamin W. Schall	☐	☐	☐
1k.	Susan Swanezy	☐	☐	☐

	For	Against	Abstain
2. To adopt a resolution approving, on a non-binding advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the proxy statement.	☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2024.	☐	☐	☐

In addition, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

If you authorize a proxy by mail, you must date, sign and return this card in order for these shares to be voted.

	Yes	No
Please indicate if you plan to sign into the virtual audio webcast of this meeting	☐	☐

Please sign exactly as your name appears on this card and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V33835-P04368

AVALONBAY COMMUNITIES, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2024, 10:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), hereby appoints Timothy J. Naughton, Benjamin W. Schall and Kevin P. O'Shea, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held via virtual audio webcast at www.virtualshareholdermeeting.com/AVB2024 on May 16, 2024 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE DURING THE ANNUAL MEETING.

SEE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

SEE REVERSE SIDE